Exhibit 10.48

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (this “Lease”) dated for references purposes only is made between PS BUSINESS PARKS, L.P., a California limited partnership (“Landlord”), and MICROMET, INC., a Delaware corporation (“Tenant”), as of December 23, 2010 (the “date of this Lease”).

BASIC LEASE INFORMATION

PREMISES:  Approximately Eleven Thousand One Hundred Forty-One (11,141) rentable square feet commonly known as Suite 400, 9201 Corporate Boulevard, Rockville, Maryland, as depicted on Exhibit A-1. The number of rentable square feet in the Premises shall be certified by Landlord’s architect and shall be calculated in accordance with the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1996, as promulgated by the Building Owners and Managers Association (“BOMA”) International.

BUILDING & PROJECT:            Approximately One Hundred Five Thousand Three Hundred Eighteen (105,318) rentable square feet located at 9201 Corporate Boulevard, Rockville, Maryland, as depicted on Exhibit A-2.  The Building is a part of the Project commonly referred to as Shady Grove Executive Center, as depicted on Exhibit A-2.

PERMITTED USE:   General office use, including permitted uses reasonably ancillary thereto, including shipping of pumps and other materials used in clinical trials

TERM:
The Lease shall commence on the date on which the Tenant Improvements (defined in Exhibit B attached hereto) are Substantially Complete (defined in Exhibit B attached hereto) (the “Commencement Date”), and shall end on the last day of the eighty-fourth (84th) full calendar month thereafter (the “Termination Date”), unless earlier terminated.

BASE RENT:
Period of Term (in full calendar months)	Monthly Base Rent
Commencement Date – last day of the 12th full calendar month thereafter	$25,067.00
13 – 24	$25,819.00
25 – 36	$26,594.00
37 – 48	$27,392.00
49 – 60	$28,214.00
61 – 72	$29,060.00
73 – 84	$29,932.00

BASE YEAR:  The calendar year 2011, subject to Exhibit D

SECURITY DEPOSIT:    NONE

LETTER OF CREDIT:  $300,807.00 in the form of an unconditional and irrevocable letter of credit as more full described in Section 28.02 below.

TENANT'S PROPORTIONATE SHARE OF BUILDING:  10.58%

PARKING DENSITY:
3.0 unreserved spaces per 1,000 square feet of the Premises, which spaces shall be in common with other tenants of the Project and shall be free of charge throughout the Term of the Lease, as the same may be extended or renewed.

LANDLORD’S BROKER:  None                                   TENANT’S BROKER:  Jones Lang LaSalle

TENANT’S SIC CODE:  8731

ADDRESSES FOR NOTICES:
After occupancy to Tenant at:
Micromet, Inc.
9201 Corporate Boulevard
Suite 400
Rockville, MD 20850
Attn: Matthias Alder, Senior VP,
General Counsel and Secretary
FAX:

Prior to Occupancy to Tenant at:
Micromet, Inc.
6707 Democracy Boulevard
Suite 505
Bethesda, Maryland  20817
Attn:     Matthias Alder, Senior VP,
              General Counsel and Secretary
To: Landlord PS Business Parks, L.P. 7529 Standish Place, Suite 115 Rockville, Maryland 20855 Attn: William A. McFaul FAX: (301) 340-8503

TENANT’S BILLING ADDRESS [If different from Notice Address]:

LANDLORD’S REMITTANCE ADDRESS: Rent Checks shall be made payable to PS Business Parks, L.P. and sent to PS Business Parks, Inc., P. O. Box 535011, Atlanta, GA 30353-5011.

BUILDING BUSINESS HOURS:  8:00 a.m. to 6:00 p.m. weekdays and 9:00 a.m. to 1:00 p.m. Saturdays, except holidays observed by the federal government.

This Lease consists of the foregoing Basic Lease Information, the following Lease provisions consisting of Sections 1 through 28 and Exhibits A-1, A-2, A-3, B, C, D, E, and F all of which are incorporated herein by this reference.  Defined terms used in this Lease and included in the Basic Lease Information shall have the mea nings given them in the Basic Lease Information.

1.           Lease of Premises; Compliance with Laws; Surrender.

1.01       Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, upon the terms of this Lease.  The Premises are leased “AS IS” except only for the Tenant Improvements which are to be constructed by Landlord pursuant to Exhibit B.  All of the HVAC systems, mechanical systems, utilities and plumbing serving the Building and the Premises shall be delivered in good working order. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the Premises unless expressly stated in this Lease.  By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition, subject to the provisions of Exhibit B including but not limited to Landlord’s obligation to construct the Tenant Improvements in accordance with Laws as well as providing the Construction Warranty (defined in Exhibit B).  The square footages set forth in this Lease are approximate and agreed, subject to Landlord’s obligation to provide Tenant with a certificate from Landlord’s architect concerning the rentable square footage of the Premises measured in accordance with BOMA.  For purposes of this Lease, the term “Property” means the Building (as defined above in the Basic Lease Information), the Project (as defined above in the Basic Lease Information), and the parcel(s) of land on which they are located and the parking facilities and other improvements, if any, serving the Building, Project and/or the parcel(s) of land on which they are located.  If the Project is part of a larger complex of structures, the term “Property” may include the entire complex, where appropriate in Landlord’s reasonable discretion.

1.02       If for any reason Landlord cannot deliver possession of the Premises on the Commencement Date, Landlord will not be subject to any liability nor will the validity of this Lease be affected in any manner other than as specifically set forth below.  Rather, the actual Commencement Date shall be delayed until delivery of possession in which event the Termination Date shall be extended to include the same number of full calendar months as set forth in the Basic Lease Information (plus any partial first month); provided, in the event delivery of possession is delayed by a Tenant Delay (defined in Exhibit B), then the Premises shall be deemed to have been delivered (and the actual Commencement Date shall occur) on the earlier of the actual date of delivery or the date delivery would ha ve occurred absent the number of days of such Tenant Delay and the Term (as defined above in the Basic Lease Information) shall then be for such number of full calendar months (plus any partial first month).  Within a reasonable period of time following the Commencement Date, Landlord shall prepare and Tenant shall execute and deliver to Landlord a commencement letter setting forth the actual Commencement Date, the date upon which the Term shall expire, and such other matters regarding the commencement of this Lease as Landlord shall reasonably request.  Tenant’s failure to execute and return the commencement letter, or to provide written objection to the statements contained in the commencement letter, within 15 business days after the date of the commencement letter is received by Tenant shall be deemed an approval by Tenant of the statements contained therein.

Notwithstanding the foregoing, provided the Lease has been executed and delivered by Tenant to Landlord on or before December 31, 2010 (together with the first month’s Rent, the Letter of Credit (defined in Section 28.02 below) and any other items due from Tenant upon Tenant’s execution of the Lease), then if the Commencement Date has not occurred on or before the Outside Date (defined below) subject to Tenant Delays and Force Majeure, as set forth below, Tenant, as its sole remedy, may terminate this Lease by giving Landlord written notice of termination on or before the earlier to occur of:  (i) 10 business days after the Outside Date; and (ii) the Commencement Date.  If such a termination notice is so given to Landlord, Landlord shall promptly refund any prepaid rent and return the Letter of Cre dit previously deposited by Tenant under this Lease and this Lease shall be null and void and the parties hereto shall have no further responsibilities or obligations to each other with respect to this Lease except with respect to any obligations which survive a termination of this Lease.  The “Outside Date” shall mean May 1, 2011.  Landlord and Tenant acknowledge and agree that the Outside Date shall be postponed by the number of days the Commencement Date is delayed due to Tenant Delays (defined in Exhibit B), events of Force Majeure as provided in Article 26 and/or long-lead items necessary for the completion of the Tenant Improvements of which Tenant has been given written notice.  Notwithstanding anything to the contrary contained in this Lease, if the Term of the Lease has not commenced within twenty-one (21) years after the date of this Lease, this L ease shall automatically terminate on the twenty-first (21st) anniversary of such date.  The sole purpose of this provision is to avoid any interpretation of this Lease as a violation of the Rule Against Perpetuities, or any other rule of law or equity concerning restraints on alienation.

1.03       Provided that Tenant does not interfere with or delay the completion by Landlord or its agents or contractors of the construction of any tenant improvements, Tenant shall have the right to enter the Premises up to thirty (30) days prior to the anticipated Commencement Date only for the purpose of installing furniture, trade fixtures, equipment, wiring and cabling, telecommunications equipment and similar items.  Tenant shall be liable for any damages or delays caused by Tenant's activities at the Premises. Such occupancy shall be subject to all provisions of this Lease, provided, however; that so long as Tenant has not begun operating its business from the Premises, the foregoing activity shall not constitute the delivery of possession of the Premises to Tenant and neither the Te rm of the Lease nor Tenant’s obligation to pay Base Rent hereunder shall commence as a result of said activities.  Prior to entering the Premises, Tenant shall obtain all insurance it is required to obtain by the Lease and shall provide certificates of said insurance to Landlord.  Tenant shall coordinate such entry with Landlord's building manager, and such entry shall be made in compliance with all terms and conditions of this Lease and the Rules and Regulations attached hereto.  In the event Tenant occupies the Premises prior to the Commencement Date for any other purpose, other than as expressly provided herein, such occupancy shall not change the termination date, but Tenant shall pay Base Rent and all other charges provided for in this Lease during the period of such occupancy.

1.04       Subject to Section 1.05 and 1.06 below, Tenant, at its sole expense, agrees to comply with all federal, state and local laws, codes, ordinances, statutes, rules, regulations and other legal requirements (including covenants and restrictions) applicable to the Premises (collectively, “Laws”), and to cause the Premises to comply with all Laws, including by making any changes to the Premises necessitated by any Tenant activity, including but not limited to changes required by (a) any Tenant Alterations (as defined below), or (b) any use of the Premises or Property by Tenant or any Tenant Entity, provided that if any activity of Tenant or any Tenant Entity necessitates changes to the Project other than the Premises, then Landl ord shall elect that Landlord accomplish the same at Tenant’s expense or that Tenant accomplish the same at its own expense.

1.05       Following the Commencement Date, and subject to Section 1.06 below, in the event that as a result of Tenant’s specific use (or intended specific use) of the Premises  (other than for general office use), including any Tenant Alterations made to the Premises by or on behalf of Tenant, any Law, including without limitation, the Americans With Disabilities Act, requires modifications or the construction or installation of improvements in or to the Premises, Building, Project and/or common areas of the Property (as the same are identified from time to time by Landlord for common use) (the “Common Areas”), the parties agree that such modifications, construction or improvements shall be made at Tenant’s exp ense.  Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas.  Landlord shall have the right, in Landlord’s sole discretion, from time to time, (i) to make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of the lobbies, windows, stairways, air shafts, elevators, escalators, restrooms, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways, (ii) to close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available, (iii) to add additional buildings and improvements to the Common Areas, and (iv) and to do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Property as Landlord may, in the exercise of sound business judgment, deem to be appropriate so long as Landlord's actions in connection with such rights set forth in clauses (i) through (iv) above do not unreasonably interfere with Tenant's use of or access to the Premises.

1.06       The Tenant Improvements to be constructed by Landlord pursuant to Exhibit B shall be made in compliance with all Laws in effect as of the Commencement Date.  Notwithstanding anything to the contrary contained herein, Landlord shall be responsible for correcting any violations of Laws with respect to the Premises or the Common Areas of the Building, or the Property; provided that Landlord's obligation with respect to the Premises shall be limited to violations that arise out of the Tenant Improvements (defined in Exhibit B) performed by Landlord only and/or the condition of the Premises at the execution of this Lease and prior to the installation of any furniture, equipm ent and other personal property of Tenant; and provided further that Tenant, not Landlord, shall be responsible for the correction of any violations of Law that arise out of or in connection with the specific nature of Tenant's business in the Premises, the acts or omissions of Tenant or any Tenant Entity, the arrangement of any furniture, equipment or other property in the Premises, any repairs or Tenant Alterations performed by or on behalf of Tenant (other than the Tenant Improvements performed by Landlord), requirements of any employees of Tenant (subject to Landlord’s obligation to comply with applicable Laws with respect to the Common Areas and the Tenant Improvements), and any design or configuration of the Premises specifically requested by Tenant (other than the Tenant Improvements).  Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert an y and all defenses allowed by law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by law.  The cost of any such compliance by Landlord shall constitute an Operating Expense hereunder; provided, however, in the event the Law was in effect as of the Commencement Date and the violation existed as of the Commencement Date, then the cost of any such compliance shall be at Landlord's sole cost and expense.

1.07       Upon expiration or termination of this Lease, Tenant agrees to remove all of Tenant’s personal property from the Premises and return the Premises to Landlord in the same condition as received by Tenant (excepting normal wear and tear, and damage by casualty (which repair obligation shall be controlled by Section 15)) with all removal, repair, and restoration duties of Tenant, including without limitation pursuant to Section 9.04, being fully performed to Landlord’s reasonable satisfaction.  Notwithstanding any other provision of this Lease to the contrary, Tenant shall remove at its expense in compliance with the National Electric Code or other applicable Law, at or prior to the expiration or termination of this Lease, all wiring and cabling installed at or about the Premises which shall have been installed by or on behalf of Tenant.  Such wiring and cabling shall include but not be limited to (a) wiring and cabling above the ceiling panels, behind or within walls, and under or within floors, and (b) wiring and cabling for voice, data, security or other purposes.  If Tenant abandons, vacates, or surrenders the Premises, or is dispossessed by process of Law, or otherwise, any personal property belonging to Tenant left in or about the Premises will, at the option of Landlord, be deemed abandoned and may be disposed of by Landlord at the expense and risk of Tenant.

1.08       Subject to Section 8.04 below, Landlord has no duty to provide security for any portion of the Property.  To the extent Landlord elects to provide any security, Landlord is not warranting the effectiveness of any security personnel, services, procedures or equipment and Tenant shall not rely on any such personnel, services, procedures or equipment. Landlord shall not be liable for failure of any such security personnel, services, procedures or equipment to prevent or control, or to apprehend anyone suspected of, personal injury or property damage in, on or around the Property.

2.           Base Rent.  Subject to Section 28.01 below, on or before the first day of each calendar month of the Term, Tenant will pay to Landlord the Base Rent for such month.  Base Rent and Additional Rent (defined below) for any first partial month and for the first full calendar month of the Term, together with the Letter of Credit, are due and payable upon execution of this Lease.  Monthly rent for any partial calendar month will be prorated based on the number of days in the calendar month involved.  All sums and other charges payable by Tenant to Landlord hereunder shall be deemed rent.  Base Rent and all other amounts required to be paid by Tenant hereunder shall be pa id without deduction or offset and without prior notice or demand.  All such amounts shall be paid in lawful money of the United States of America and shall be paid to Landlord at the address stated herein or to such other persons or to such other places as Landlord may designate in writing from time to time.  Amounts payable hereunder shall be deemed paid when actually received by Landlord.

3.           Additional Rent.  Unless otherwise specifically stated in this Lease, any charge payable by Tenant under this Lease other than Base Rent is called “Additional Rent.”  The term “rent” whenever used in this Lease means Base Rent, Additional Rent and/or any other charge, fee or monies payable by Tenant under the terms of this Lease.  Tenant shall pay Tenant’s Proportionate Share of Operating Expenses in accordance with Exhibit D of this Lease.

4.           Late Charges.  If any sum payable by Tenant to Landlord is not received by Landlord on the date due, Tenant shall pay a late charge equal to the greater of (a) $50.00, or (b) 10% or the highest per annum rate of interest permitted from time to time under applicable Law (whichever is less) of the then delinquent amount; provided, however, that the foregoing late charge shall not apply to the first such late payment in any 12 month period of the Term of this Lease or any extension thereto until following written notice to Tenant and the expiration of 5 days thereafter without cure.  A $50.00 handling fee will be paid to Landlord by Tenant for each bank returned check.  Following a monet ary Default, Tenant, at Landlord’s election, shall make all future payments to Landlord by wire or electronic transfer, by cashier’s check or by an automatic payment from Tenant’s bank account to Landlord’s account, in each case without cost to Landlord.  The acceptance of late charges and returned check charges by Landlord will not constitute a waiver of any Tenant default nor any other rights or remedies of Landlord.

5.           [Intentionally omitted]

6.           Use of Premises.

6.01       The Premises will be used and occupied only for the Permitted Use.  Tenant will, at its sole expense, comply with all conditions and covenants of this Lease, and, subject to Landlord’s obligations pursuant to Section 1.04 above, all Laws in any way relating to Premises or Tenant’s use and occupancy thereof.  Tenant will not use or permit the use of the Premises, the Property or any part thereof by any party claiming by, through or under Tenant, in a manner that is unlawful or in violation of any Law, conflicts with or is prohibited by the terms and conditions of this Lease or the Rules and Regulations (as defined in Section 27.08 below), diminishes the appearance or aesthetic quality of any part of the Property, creates waste or a nuisance, or causes damage to the Property.  Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises nor take or permit any other action in the Premises that would endanger, annoy, or interfere with the operations of, Landlord or any other tenant of the Property.  Subject to Landlord’s obligations pursuant to Exhibit B, including without limitation, obtaining the final building approval from Montgomery County, Maryland, necessary for Tenant to initially legally occupy the Premises following the completion of the Tenant Improvements, Tenant shall obtain, at its sole expense, any permit or other governmental authorization required for Tenant to legally operate its business from the Premises.  Any animals, excepting guide dogs, on or about the Property or any part thereof are expressly prohibited.

6.02       In the event of any excessive trash in or outside the Premises caused by Tenant or any Tenant Entity, as determined by Landlord in its reasonable discretion, Landlord will have the right to remove such excess trash, charge all costs and expenses attributable to its removal to Tenant and impose fines in the event Tenant fails to remedy the situation.  Tenant will not cause, maintain or permit any outside storage on or about the Property.  In the event of any unauthorized outside storage by Tenant or any Tenant Entity, Landlord will have the right, without notice, in addition to such other rights and remedies it may have, to remove any such storage at Tenant’s expense.

7.           Parking.  All parking will comply with the terms and conditions of this Lease and applicable Rules and Regulations (as defined in Exhibit C hereto).  Tenant will have a non-exclusive privilege on a "first-come, first-served" basis to use Tenant’s Proportionate Share of those parking spaces designated by Landlord for public parking free of charge during the Term hereof, as the same may be extended or renewed.  The parking privileges granted to Tenant are personal to Tenant and Tenant’s Permitted Transferees (or as otherwise expressly agreed by Landlord in writing); Tenant shall not assign or sublet parking privileges s eparate and apart from this Lease.

8.           Utilities and Services.

8.01       Landlord agrees to furnish to the Premises during Building Business Hours (specified in the Basic Lease Information) on generally recognized business days (but exclusive in any event of Sundays and holidays observed by the federal government), the following services and utilities subject to the Rules and Regulations:  (a) water for use in the base Building lavatories; (b) customary heat and air conditioning (“HVAC”) required in Landlord’s judgment for the use and occupation of the Premises during Building Business Hours, although Tenant shall have the right to receive HVAC service during hours other than Building Business Hours by paying Landlord’s then standard charge for additional HVAC service and providing such prior notice as reasonably specified by Landlord; (c) standard janitorial service (after normal business hours for services within the Premises) and otherwise in accordance with Exhibit E attached hereto; (d) elevator service by non-attended automatic elevators; and (e) electricity in accordance with the terms and conditions in this Section 8.01; and (g) such other services as Landlord reasonably determines are necessary or appropriate for the Property.  As of the date hereof, and subject to future increases, the standard charge for after hours HVAC service is Seventy-Five Dollars ($75.00) per hour.  Electricity and/or any other services or utilities used by Tenant in the Premises shall, at Landlord’s option, be paid for by Tenant either:  (i) through inclusion in Operating Expenses (except as provided for excess usage); (ii) by a separate charge payable by Tenant to Landlord; or (iii) by separate charg e billed by the applicable utility company and payable directly by Tenant.  Without the consent of Landlord, Tenant’s use of electrical service shall not exceed, either in voltage, rated capacity, use beyond Building Business Hours or overall load, that which Landlord reasonably deems to be standard for the Building. Landlord shall have the right to measure electrical usage by commonly accepted methods, including the installation of measuring devices such as submeters and check meters.  If it is determined that Tenant is using excess electricity, Tenant shall pay Landlord, as Additional Rent, the cost of such excess electrical usage and for the cost of purchasing and installing the measuring device(s).

8.02       Landlord will not be liable or deemed in default, nor will there be any abatement of rent, breach of any covenant of quiet enjoyment, partial or constructive eviction or right to terminate this Lease, for (a) any interruption or reduction of utilities, utility services or telecommunication services, (b) any telecommunications or other company failing to provide such utilities or services or providing the same defectively, and/or (c) any utility interruption in the nature of blackouts, brownouts, rolling interruptions, hurricanes, tropical storms or other natural disasters.  Tenant agrees to comply with any energy conservation programs required by Law or implemented by Landlord.  Landlord reserves the right, in its sole discretion, to designate, at any time, the utility and service providers (e.g., janitorial service providers but specifically excluding service providers for non-Building related services such as Tenant’s shredder or courier services and the like) for Tenant’s use within the Property; no such designation shall impose liability upon Landlord.  Tenant has satisfied itself as to the adequacy of any Landlord owned utility equipment and the quantity of telephone lines and other service connections to the “Building’s Point of Demarcation” available for Tenant’s use.  If the Premises, or a material portion of the Premises, are made untenantable for a period in excess of 5 consecutive days as a result of any failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (collectively, a “Service Failure”) that is reasonably within the control of Landlord to correct, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Base Rent and Tenant’s Proportionate Share of Operating Expenses payable hereunder during the period beginning on the 6th consecutive day of the Service Failure and ending on the day the service has been restored.  If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated.

8.03       Subject to the other terms and conditions of the Lease, Landlord shall provide Tenant with reasonable access to the Common Areas of the Building and the Project, including the parking area, and to the Premises, including the use of at least one (1) elevator, twenty-four (24) hours a day, three hundred sixty-five (365) days per year.  Notwithstanding the foregoing, Tenant acknowledges and agrees that repairs, hazardous conditions and other circumstances beyond Landlord's reasonable control may prevent access to the Common Areas of the Building and to the Premises from time to time.

8.04       Landlord shall maintain during the Term of the Lease (as the same may be extended) the level of security, including a keycard access system securing the perimeter of the Building, existing at the Project as of the date hereof.  Thirty-five (35) card keys for the perimeter access control system for the Building shall be provided to Tenant at no cost.  All additional card keys shall be provided at Tenant’s expense.

9.           Tenant Improvements; Tenant Alterations; Mechanic’s Liens.

9.01      The Tenant Improvements to be constructed by Landlord pursuant to Exhibit B are referred to throughout this Lease as “Tenant Improvements.”  All Tenant Improvements will be performed by Landlord in accordance with the terms and conditions outlined in Exhibit B.

9.02      The following provisions apply to “Tenant Alterations” which means and includes (a) any alterations, additions or improvements to the Premises undertaken by or on behalf of Tenant (other than the Tenant Improvements), (b) any utility installations at the Premises undertaken by Tenant, and (c) any repair, restoration, replacement, or maintenance work at the Premises undertaken by or on behalf of Tenant (other than the Construction Warranty work if any and the completion of any punchlist items in connection with the Tenant Improvements as required by Exhibit B).  Tenant shall not commence any Tenant Alteration without first obtaining the prior written consent of Landlord in each instance, which may be given or withheld i n Landlord’s sole discretion; provided, however; Landlord’s consent shall not be unreasonably withheld with respect to alterations which (i) are not structural in nature, (ii) are not visible from the exterior of the Building, and (iii) do not affect or require modification of the Building’s electrical, mechanical, plumbing, HVAC or other systems.  Tenant shall submit such information regarding the intended Tenant Alteration as Landlord may reasonably require, and no request for consent shall be deemed complete until such information is so delivered.  The following provisions apply to all Tenant Alterations:  (i) Tenant shall hire a licensed general contractor approved by Landlord who, in turn, shall hire only licensed subcontractors; (ii) Tenant shall obtain all required permits and deliver a copy of the same to Landlord.  Tenant shall install all Tenant Alterations in strict compliance with all Laws, permits, any plans approved by Landlord, and all conditions to Landlord’s approval; (iii) unless Landlord elects otherwise, Tenant shall remove each Tenant Alteration at the end of this Lease or Tenant’s right of possession and restore the Premises to its prior condition, all at Tenant’s sole expense; and (iv) Tenant shall deliver to Landlord, within ten (10) days following installation of each Tenant Alteration, (A) accurate, reproducible as-built plans, (B) proof of final inspection and approval by all governmental authorities, (C) complete lien waivers acceptable to Landlord for all costs of the Tenant Alteration, and (D) a copy of a recorded notice of completion.  Landlord’s approval of any Tenant Alterations and/or Landlord’s approval or designation of any general contractor, subcontractor, supplier or other project participant will not create any liability whatsoever on the part of Landlord.  Except in connection with the Tenant Improvements and any Permitted Alteration not requiring Landlord’s consent, Tenant shall pay to Landlord a fee equal to 7% of total hard costs of the Tenant Alteration to compensate Landlord for review of plans, inspection of work, and other activities regarding any Tenant Alterations.

9.03      Tenant shall pay all costs of Tenant Alterations as and when due.  Tenant shall not allow any lien to be filed.  Tenant shall obtain lien waivers from all contractors, subcontractors, suppliers, and others providing equipment, labor, materials, or services, in the form required by Landlord.  If any lien is filed, Tenant shall within 10 days after written notice thereof remove such lien.  In addition, if any such lien is filed, then, without waiver of any other right or remedy, Landlord shall have the right to cause such lien to be removed by any means allowed by Law.  All sums expended by Landlord in connection with such lien and/or its removal, including attorney fees, shall be immediately due from Tenant to Landlord, together with interest at t he rate of 10% or the highest per annum rate of interest permitted from time to time under applicable Law (whichever is less).

9.04      All Tenant Improvements and Tenant Alterations are part of the realty and belong to Landlord.  Tenant shall be solely responsible for all taxes applicable to any Tenant Alterations, to insure all Tenant Alterations and to restore the same following any casualty.  Except as expressly provided hereinafter, at the expiration or earlier termination of this Lease, Landlord may require, upon written notice to Tenant, that Tenant remove all, or any part of the Tenant Alterations at its sole cost and expense and repair any damage caused by such removal.  In no event shall Tenant be required to remove any of the Tenant Improvements installed in the Premises by Landlord pursuant to Exhibit B attached to this Lease.  If Tenant fails to perform its obligations in a ti mely manner, Landlord may perform such work at Tenant’s expense.  Notwithstanding anything to the contrary contained herein, so long as Tenant’s written request for consent for a proposed Tenant Alteration contains the following statement in large, bold and capped font “PURSUANT TO ARTICLE 9 OF THE LEASE, IF LANDLORD CONSENTS TO THE SUBJECT ALTERATION, LANDLORD SHALL NOTIFY TENANT IN WRITING WHETHER OR NOT LANDLORD WILL REQUIRE SUCH ALTERATION TO BE REMOVED AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE.”, at the time Landlord gives its consent for any Tenant Alterations, if it so does, Tenant shall also be notified in Landlord’s consent whether or not Landlord will require that such Tenant Alterations be removed upon the expiration or earlier termination of this Lease.  Notwithstanding anything to the contrary contained in this Lease, at the expiration or earlier termination of this Lease and oth erwise in accordance with the terms and conditions of this Lease, Tenant shall be required to remove all Tenant Alterations made to the Premises except for any such Tenant Alterations which Landlord expressly indicates or is deemed to have indicated shall not be required to be removed from the Premises by Tenant.  If Tenant’s written request strictly complies with the foregoing and if Landlord fails to so notify Tenant at the time of Landlord’s consent whether Tenant shall be required to remove the subject Tenant Alterations at the expiration or earlier termination of this Lease, it shall be deemed that Landlord shall not require the removal of the subject Tenant Alterations.  The provisions of this Article 9 shall survive the expiration or any earlier termination of this Lease.

9.05      Tenant shall have the right to make non-structural Alterations to the Premises without obtaining Landlord's prior written consent, provided that (i) such Alterations do not exceed Fifty Thousand Dollars ($50,000) in cost in the aggregate in any twelve (12) month period; (ii) Tenant provides Landlord with prior written notice of its intention to make such Alterations together with the plans and specifications for the same; (iii) except in the event of an emergency, Tenant provides Landlord seven (7) business days to review Tenant's plan of Alteration; (iv) any such Alteration to the Premises does not affect any of the structural portions of the Building or the base building systems in the Building; (v) such Alterations are not visible from the Common Areas, (vi) Tenant adheres to all applicable g overnment regulations, including the Americans with Disabilities Act, and obtains any necessary permits in making such Alterations; (vii) such Alterations are designed in conformance with the Building design criteria; (viii) such Alterations do not reduce the value or utility of the Building, and (ix) all work is performed in a good and workmanlike manner and shall otherwise comply with the provisions of this Article 9.  Any such Alterations meeting the conditions described in this Section 9.05 shall be known as “Permitted Alterations”.  Regardless of whether Landlord’s consent is required for an Alteration, it shall be deemed reasonable for Landlord: (x) to require Tenant to perform Alterations during non-business hours if such Alterations will create unreasonable noise, noxious fumes or otherwise interfere with the quiet enjoyment of the other tenants in the Building, and (y) to require Tenant to perform Alterations in accordance with a reasonable schedule approved by the manager of the Building.

10.         Repairs.

10.01    Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair.  Tenant shall promptly provide Landlord with notice of any such conditions. Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor coverings; (b) interior partitions; (c) doors (including, without limitation, overhead and roll up doors); (d) the interior side of demising walls; (e) electronic, fiber, phone and data cabling and related equipment that is installed by or for th e exclusive benefit of Tenant; (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving the Premises; and (g) except as set forth in Exhibit B, Tenant Improvements and Tenant Alterations.  The standard for comparison of condition will be the condition of the Premises as of the original date of Landlord’s delivery of the Premises and failure to meet such standard shall create the need to repair, ordinary wear and tear excepted.  If Tenant does not perform required maintenance or repairs after ten (10) days’ written notice from Landlord (or such lesser period given the emergency), Landlord shall have the right but not the obligation, without waiver of Default or of any other right or remedy, to perform such obligations of Tenant on Tenant’s behalf, and Tenant will reimburse Landlord for any costs incurred, together with an administrative charge in an amount equal to 7% of the cost of the repairs, i mmediately upon demand

10.02    Subject to the provisions of Section 1.04, Section 10.01, Article 15 (Damage or Destruction) and Article 19 (Condemnation), Landlord at all times during the Lease Term and subsequent renewal periods shall maintain and promptly and expeditiously undertake and manage all necessary or customary repairs to, and the maintenance of (a) the structural elements of the Building; (b) the mechanical, electrical, plumbing and fire/life safety systems serving the Building and the Premises in general (but not serving the Premises solely); (c) the Common Areas, including but not limited to the stairwells and the parking areas; (d) the roof of the Building; (e) the exterior windows and the atrium windows of the Building; and (f) the elevators serving the Building.  Any damage caused by or repairs necessitated by any negligence or act of Tenant or any Tenant Entity may be repaired by Landlord at Landlord’s option and Tenant’s expense, subject to the provisions of Section 11.09.  Landlord’s liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance, and there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of repairs, alterations or improvements in or to any portion of the Premises, the Building or the Common Areas or to fixtures, appurtenances or equipment in the Building or the Common Areas, except as provided in Section 8.02 and Article 15.  Tenant expressly waives the benefit of any statute or other legal right now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense, whethe r by deduction of rent or otherwise, or to terminate this Lease because of Landlord’s failure to keep the Property, or any part thereof in good order, condition and repair.

11.         Insurance.

11.01    Tenant will not do or permit anything to be done within or about the Premises or the Property by a Tenant Entity which will increase the existing rate of any insurance on any portion of the Property or cause the cancellation of any insurance policy covering any portion of the Property (including, without limitation, any liability coverage).  Tenant will, at its sole cost and expense, comply with any requirements of any insurer of Landlord.  Tenant agrees to maintain policies of insurance described in this Article.  Landlord reserves the right, from time to time, to require additional coverage (including, flood insurance, if the Premises is located in a flood hazard zone), and/or to require higher amounts of coverage.

11.02    Tenant shall maintain the following insurance (“Tenant’s Insurance”):

(a)
Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum of $1,000,000.00, and not less than $2,000,000.00 in the annual aggregate, covering third-party bodily injury, property damage, personal injury and advertising injury, product/completed operations as applicable, medical expenses and contractual liability.  Defense costs will be in addition to the limit of liability.  A combination of a General Liability policy and an umbrella policy or excess liability policy may be used to satisfy this limit;

(b)
Property/Business Interruption Insurance written on an All Risk or Special Cause of Loss Form at replacement cost value and with a replacement cost endorsement covering all of Tenant’s business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Premises, including for which Tenant has repair obligations and any Tenant Improvements and Tenant Alterations performed by or for the benefit of Tenant.  No coinsurance provision will apply;

(c)	Excess Liability in the amount of $2,000,000.00;

(d)	Workers’ Compensation Insurance in amounts not less than the amounts required by Law;

(e)	Employers Liability Coverage of at least $500,000.00 (each accident, disease – each employee, disease – policy limit);

(f)	Automobile Liability coverage of not less than $1,000,000.00 combined single limit including property damage covering Tenant’s owned, and hired vehicles; and

(g)
If Tenant uses any part of the Premises or Property to store or to perform work on vehicles, Tenant shall maintain garage liability insurance in such form and amount as Landlord may require from time to time, but not less than $2,000,000.00.

11.03    No insurance policy of Tenant shall have a self insured retention or deductible greater than $5,000.00, excluding flood and earthquake insurance which will have deductibles of $25,000.00.

11.04    Any company writing Tenant’s Insurance shall be licensed to do business in the state in which the Premises is located and shall have an A.M. Best rating of not less than A-VIII.

11.05    Tenant will deliver to Landlord (and, at Landlord’s request, to any Mortgagee (as defined in Article 25 below) or to any other third party), simultaneously with its execution of this Lease certificates acceptable to Landlord of insurance evidencing, at a minimum, the coverage specified in this Article 11. Thereafter, Tenant shall, at least ten (10) days after the expiration of such policies, furnish Landlord with certificates of insurance evidencing renewals thereof.  All such certificates shall be in form and substance satisfactory to Landlord, shall affirmatively demonstrate all coverage and requirements set forth in this Lease, shall contain no disclaimers of coverage, and shall include that the insurer will endeavor to give the certificate holder 30 days’ written notice prior to c ancellation or change in any coverage.  In addition, Tenant will give Landlord at least 30 days’ prior written notice prior to cancellation or change in any coverage.

11.06    Tenant hereby assigns to Landlord all its rights to receive any proceeds of such insurance policies attributable to any Tenant Improvements and Tenant Alterations if this Lease is terminated due to damage or destruction.  Landlord and the Landlord Related Parties shall be named additional insureds on Tenant’s insurance policies (excluding Workers’ Compensation Insurance); provided, however, that with respect to property insurance covering any Tenant Improvements and Tenant Alterations, Landlord and the Landlord Related Parties shall be loss payee thereunder (and the foregoing designations shall be evidenced on the insurance certificates delivered to Landlord as required hereby).  All insurance to be carried by Tenant will be primary to, and non-contributory with, Landlord 217;s insurance, and there will be no exclusion for cross-liability endorsements and will in addition to the above coverage specifically insure Landlord against any damage or loss that may result either directly or indirectly from any default of Tenant under Article 13 (Hazardous Materials) herein.  Any similar insurance carried by Landlord will be non-contributory and considered excess insurance only.

11.07    Tenant will name Landlord (and, at Landlord’s request, any Mortgagee (as defined in Article 25 below), Landlord’s agents, and/or any other parties designated by Landlord) as additional insureds on all insurance policies required of Tenant under this Lease, other than Worker’s Compensation, Employer’s Liability, and Fire and Extended coverage (except on Tenant Improvements or Tenant Alterations to the Premises for which Landlord shall be named loss payee) insuring Landlord and such other additional insureds regardless of any defenses the insurer may have against Tenant and regardless of whether the subject claim is also made against Tenant.  All insurance policies carried by Tenant will permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party without invalidating the coverage under the insurance policy, and will release Landlord and the Landlord Related Parties (as defined in Article 24 below), from any claims for damage to any person, to the Property of which the Premises are a part, any existing improvements, Tenant Improvements and Tenant Alterations to the Premises, and to any furniture, fixtures, equipment, installations and any other personal property of Tenant caused by or resulting from, risks which are to be insured against by Tenant under this Lease, regardless of cause.  The foregoing shall be evidenced in Tenant’s certificate of insurance.

11.08    Landlord shall at all times during the term of this Lease, maintain in effect a policy or policies of insurance covering the Building and Landlord’s personal property located therein (excluding property required to be insured by Tenant) in an amount not less than the full replacement cost of such Building (less foundations and footings) and property, as the same may exist from time to time, providing protection against loss or damage by fire, and other casualties normally covered under a standard fire and extended coverage insurance policy with any necessary endorsements to also provide insurance against loss by explosion or other hazards and contingencies together with insurance against sprinkler damage, vandalism and malicious mischief, and such other risks as Landlord may from time to time determi ne and with any such reasonable deductibles as may be customary for landlords of buildings similar to the Building and located in the same geographic area as the Building.  Landlord shall at all times during the term of this Lease maintain general public liability insurance against claims for personal injury or death and property damage occurring upon, in or about the Building, the Common Areas and the Project (except for in the Premises and for such other losses required to be covered by Tenant hereinabove) in such commercially reasonable amounts determined by Landlord insuring Landlord against liability arising out of the ownership, operation and management of the Project.  All insurance to be carried by Tenant will be primary to, and non-contributory with, Landlord’s insurance.  The premiums for such coverage are “Insurance Premiums” under Exhibit D to this Lease.

11.09    Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage with respect to Tenant’s personal property, fixtures and equipment, any Tenant Improvements or Tenant Alterations, the Building, the Premises, the Common Areas, the Project or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.  For the purposes of this waiver, any deductible with respect to a party’s insurance shall be deemed covered by and recoverable by such party under valid and collectable policies of insurance. 0; For purposes of this Section 11.09, “Landlord” shall include the Landlord Related Parties.

11.10    Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises, including, without limitation, any Tenant Alterations (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

11.11    So long as the coverage afforded Landlord, the other additional insureds and any designees of Landlord shall not be reduced or otherwise adversely affected, all or part of Tenant’s insurance may be carried under a blanket policy covering the Premises and  any other of Tenant’s locations, or by means of a so called “Umbrella” policy  and/ or by an Excess Liability policy  so long as the total required coverage amounts are met by Tenant's cumulative insurance coverage, be it by Tenant's insurance policy, Excess Liability coverage and/or a combination thereof.

12.         Waiver of Claims; Indemnification.

12.01    Tenant waives all claims against Landlord and the Landlord Related Parties for any damage to any property in or about the Property, for any loss of business or income, and for injury to or death of any persons, regardless of the cause of any such loss or event (excluding the gross negligence or willful misconduct of Landlord or the Landlord Related Parties) or time of occurrence.

12.02    Tenant will indemnify, protect, defend and hold harmless Landlord and the Landlord Related Parties from and against any and all claims, liabilities, losses, costs, damages, injuries, or expenses, including reasonable attorneys’ and consultants’ fees and court costs, demands, causes of action, or judgments, to the extent arising out of Tenant’s occupancy of the Premises, the conduct of Tenant’s business, any Default by Tenant, and/or any act, omission or neglect (including violations of Law) of Tenant or its agents, contractors, employees, suppliers, licensees or invitees, successors or assigns, subject to the provisions of Section 11.09 (each a “Tenant Entity” and collectively, the “Tenant Entities”) in the Premises, except to the extent arising out of or relating to the negligence or willful misconduct of Landlord.

12.03    Landlord shall indemnify, protect, defend and hold Tenant harmless from and against any and all claims, liabilities, losses, costs, damages, injuries or expenses, including reasonable attorneys’ and consultants’ fees and court costs, demands, causes of action, or judgments, to the extent arising out of or relating to the negligence or willful misconduct of Landlord or the Landlord Related Parties (subject to the provisions of Section 11.09).  However, notwithstanding anything to the contrary contained herein, Landlord shall in no event be liable for (i) injury to Tenant’s business or any loss of income or profit therefrom or for consequential damages or events of Force Majeure (as defined in Article 26), or (ii) sums up to the amount of insurance proceeds received by Tenant (or which would have been received by Tenant under any insurance coverage required to be maintained by Tenant hereunder) for any loss.  The foregoing indemnity by Landlord shall also not be applicable to claims to the extent arising from the negligence or willful misconduct of Tenant or any Tenant Entity.

12.04    Each party’s agreement to indemnify and hold the other harmless set forth above is not intended to, and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord or Tenant pursuant to the provisions of the Lease to the extent that such policies cover the results of such acts or conduct.  The provisions of this Article 12 shall survive the expiration or earlier termination of this Lease.

13.         Hazardous Materials.

13.01    “Hazardous Materials” will mean any substance commonly referred to, or defined in any Law, as a hazardous material or hazardous substance (or other similar term), including but not be limited to, chemicals, solvents, petroleum products, flammable materials, explosives, asbestos, urea formaldehyde, PCB’s, chlorofluorocarbons, freon or radioactive materials.  Tenant will not cause or permit any Hazardous Materials to be brought upon, kept, stored, discharged, released or used in, under or about any portion of the Property by Tenant, or its agents without the prior written consent of Landlord, which consent may be withheld or conditioned in Landlord’s sole discretion; provided, Tenant may bring into the Premises small am ounts of Hazardous Materials (such as cleaning products and copy toner) which are readily available to Tenant by unregulated retail purchase if the same are necessary in Tenant’s normal business operations.  Other than small amounts of Hazardous Materials (such as cleaning products and copy toner) which are readily available to Tenant by unregulated retail purchase if the same are necessary in Tenant’s normal business operations, if Tenant or any Tenant Entity brings any Hazardous Materials to the Premises or Property, with or without the prior written consent of Landlord (without waiver of the requirement of prior written consent), and in executing this Lease Tenant acknowledges and agrees that by its direct or indirect involvement in the introduction of any Hazardous Materials to the Premises or Property, with or without the consent of the Landlord, that Tenant accepts full and complete responsibility for such Hazardous Materials and henceforth on will be considered the Responsible Pa rty as defined by any applicable governmental authority and/or Law. Further, Tenant shall: (a) use such Hazardous Material only as is reasonably necessary to Tenant’s business, in small, properly labeled quantities; (b) handle, use, keep, store, and dispose of such Hazardous Material using the highest accepted industry standards and in compliance with all applicable Laws; (c) maintain at all times with Landlord a copy of the most current MSDS sheet for each such Hazardous Material; and (d) comply with such other rules and requirements Landlord may from time to time reasonably impose, or with any definition of Hazardous Waste or Law as it may be implemented or modified during or after the term of this Lease.  Upon expiration or earlier termination of this Lease, Tenant will, at Tenant’s sole cost and expense, cause all Hazardous Materials brought to the Premises or the Property by Tenant or any Tenant Entity, to be removed from the Property in compliance with any and all applicable Laws.

13.02    If Tenant or any Tenant Entity violates the provisions of this Article 13, or perform any act or omission which contaminates or expands the scope of contamination of the Premises, the Property, or any part thereof, the underlying groundwater, or any property adjacent to the Property, or violates or allegedly violates any applicable Law, then Tenant will promptly, at Tenant’s expense, take all investigatory and/or remedial action (collectively called “Remediation”), as directed or required by any governmental authority that is necessary to fully clean up, remove and dispose of such Hazardous Materials and any contamination so caused and shall do so in compliance with any applicable Laws.  Tenant will also repair any damage t o the Premises and any other affected portion(s) of the Property caused by such contamination and Remediation.

13.03    Tenant shall immediately provide to Landlord written notice of any investigation or claim arising out of the use by Tenant or any Tenant Entity of Hazardous Materials at the Property or the violation of any provision of this Article 13, or alleged violation of any Law and shall keep Landlord fully advised regarding the same.  Tenant shall provide to Landlord all reports regarding the use of Hazardous Materials by Tenant or any Tenant Entity at the Property and any incidents regarding the same, regardless of whether any such documentation is considered by Tenant to be confidential.  Landlord retains the right to participate in any Remediation and/or legal actions affecting the Property involving Hazardous Materials arising from Tenant’s actual or alleged violation of any provision of this Article 13 or Law.

13.04    Tenant will indemnify, protect, defend and forever hold Landlord, its lenders and ground lessor if any, the Landlord Related Parties, the Premises, the Property, or any portion thereof, harmless from any and all damages, causes of action, fines, losses, liabilities, judgments, penalties, claims, and other costs, including, but not limited to, any Landlord Related Parties’ costs incurred during its participation in any Remediation and/or legal actions as specified in 13.03, arising out of any failure of Tenant or Tenant Entity to observe any covenants of this Article 13. Tenant shall have no liability arising from the existence or disposal of Hazardous Material brought into the Premises or the Property by anyone other than Tenant or a Tenant Entity.  All provisions of this Article 13 shall s urvive the expiration of this Lease and any termination of this Lease or of Tenant’s right of possession.

13.05    Landlord represents and warrants that to the best of its knowledge and belief there is no Hazardous Material on, in or under the Premises, Project or Property in violation of any applicable Law.

14.         Landlord’s Access.  Landlord, its agents, contractors, consultants and employees, will have the right to enter the Premises at any time without notice in the case of an emergency, and otherwise at reasonable times upon at least twenty-four (24) hours telephonic notice (except for access in connection with providing Building standard janitorial services to the Premises after normal business hours which shall not require any such notice) to examine the Premises, perform work in or clean the Premises, inspect any Tenant Alterations and/or any Tenant Improvements, show the Premises (provided, however, so long as Tenant is not in Default under the Lease, Landlord shall only show the Premises to prospective tenants during the last six (6) months of the Term), exercise any right or remedy, or for any other reasonable purpose.  For each of these purposes, Landlord will at all times have and retain any necessary keys.  Tenant will not alter any lock or install new or additional locks or bolts on any door in or about the Premises without obtaining Landlord’s prior written approval and will, in each event, furnish Landlord with a new key.  Access by Landlord will not give Tenant the right to terminate this Lease, and will be without abatement of rent or liability on the part of Landlord or any Landlord Related Parties; provided, however, Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises during Landlord's actions in connection with this provision.  Subject to the other terms and conditions of the Lease, Landlord shall provide Tenant with reasonable access to the Premises and the Common Areas of the Building twenty-four (24) hours a day, three hundred sixty-five (365) days per year.  Notwithstanding the foregoing, Tenant acknowledges and agrees that repairs, hazardous conditions and other circumstances beyond Landlord's control may prevent access to the Common Areas of the Building and to the Premises from time to time.

15.         Damage or Destruction.

15.01    If all or a portion of the Premises is damaged or destroyed by fire or other casualty, Tenant will immediately give written notice to Landlord of the casualty.  Landlord shall, within sixty (60) days after the discovery of such casualty, notify Tenant in writing if the damage cannot be repaired within one hundred eighty (180) days from the date restoration commences.

15.02    Landlord will have the right to terminate this Lease following a casualty if any of the following occur:  (a)insurance proceeds actually paid to Landlord and available for use are not sufficient to pay the full cost to fully repair the damage (so long as Landlord carried the insurance required of Landlord pursuant to this Lease); (b) Landlord determines that the Premises or the Building cannot be repaired within 180 days from the date restoration commences; (b) the Premises are damaged or destroyed within the last 6 months of the Term; (d) Tenant is in Default of this Lease after the expiration of any applicable notice and cure period at the time of the casualty; or (e) the Property, or the Building in which the Premises is located, is damaged such that the cost of repair of the same would e xceed 50% of the replacement cost of the same.  If Landlord elects to terminate this Lease, Landlord will be entitled to retain all Tenant insurance proceeds applicable to the Tenant Improvements and any other improvements paid for by Landlord or located within the Premises as of the date of this Lease and Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds related thereto payable to Tenant under Tenant's insurance, excepting those attributable to Tenant’s Alterations paid for by Tenant, furniture, fixtures, equipment, and any other personal property.  If the Lease is not terminated pursuant to this Section 15.01 or pursuant to Section 15.03 below, Landlord shall proceed promptly and diligently to adjust the loss with applicable insurers, to secure all required governmental permits and approvals, and to repair or restore the Premises or the portion of the Building necessary for Tenant’s occupancy.   This Lease shall remain in full force and effect, subject to Tenant’s right to receive a rent abatement for that portion of the Premises rendered unusable for the normal conduct of Tenant’s business pursuant to Section 15.02 below.

15.03    If this Lease is not terminated pursuant to Section 15.01, Landlord will repair the Premises and this Lease shall continue.  The repair obligation of Landlord shall be limited to repair of the Premises excluding any Tenant Improvements, Tenant Alterations, and any personal property and trade fixtures of Tenant.  During the period of repair, rent will be abated or reduced in proportion to the degree to which Tenant’s use of the Premises is impaired, as reasonably determined by Landlord.  However, rent will not be abated if the casualty was caused by the gross negligence or willful misconduct of Tenant or any of its agents.

15.04    In addition to Landlord's right to terminate as provided herein, Tenant shall have the right to terminate this Lease if all or substantial portion of the Premises or reasonable access thereto has been damaged by fire or other casualty rendering the Premises unusable and (a) the Landlord has notified Tenant that such damage cannot be fully repaired within 180 days from the date restoration commences; or (b) the Premises are damaged or destroyed within the last six (6) months of the then-applicable Term.   Tenant shall have a period of fifteen (15) days following the date of Landlord’s notice pursuant to Section 15.01 within which Tenant may elect to terminate this Lease, upon thirty (30) days’ advance written notice to Landlord.  Tenant's termination right desc ribed in the preceding sentence shall not apply if the damage was caused by the gross negligence or willful misconduct of Tenant or any Tenant Entity.

16.         Assignment and Subletting.

16.01    Except as specifically set forth herein, Tenant will not, voluntarily or by operation of law, assign, sell, convey, sublet or otherwise transfer all or any part of Tenant’s right or interest in this Lease, or allow any other person or entity to occupy or use all or any part of the Premises (collectively called “Transfer”) without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  Landlord shall respond to Tenant's written request for consent hereunder within twenty (20) days after Landlord's receipt of the written request from Tenant.  Tenant's written request for Landlord's consent shall include, and Landlord's twenty (20) day response perio d referred to above shall not commence, unless and until Landlord has received from Tenant, all of the information related to the Transfer and reasonably required by Landlord to make an informed decision regarding Tenant’s request to Transfer.  Any Transfer without the prior written consent of Landlord shall be void.  Without limiting the generality of the definition of “Transfer,” and subject to Section 16.06, it is agreed that each of the following shall be deemed a “Transfer” for purposes of this Article 16: (a) an entity other than Tenant becoming the tenant hereunder by merger, consolidation, or other reorganization; and (b) a transfer of any ownership interest in Tenant (unless Tenant is an entity whose stock is publicly traded).  Tenant shall provide to Landlord all information requested by Landlord concerning a Transfer.  In no event shall Tenant mortgage, encumber, pledge or assign for security purposes all or any part of its interest in this Lease.  Regardless of whether consent by Landlord is granted in connection with any Transfer, no Transfer shall release Tenant from any obligation or liability hereunder; Tenant shall remain primarily liable to pay all rent and other sums due hereunder to Landlord and to perform all other obligations hereunder.  Similarly, no Transfer, with or without the consent of Landlord, shall release any guarantor from its obligations under its guaranty.  Upon any assignment or sublease, any rights, options or opportunities granted to Tenant hereunder to extend or renew the Term, to shorten the Term, or to lease additional space shall be null and void.

Notwithstanding any other provision hereof and subject to Section 16.06,, it shall be considered reasonable for Landlord to withhold its consent to any Transfer of this Lease or sublease of any portion of the Premises if at the time of Tenant’s notice of the proposed Transfer, there shall exist any uncured Default of Tenant, or if the proposed assignee or sublessee is an entity:  (a) with which Landlord is already in negotiation; (b) is already an occupant of the Building or the Project if Landlord is marketing space in the Project at the time of Tenant’s request; (c) is a governmental agency; (d) is incompatible with the character of occupancy of the Building or the Project; (e) the proposed assignee has a net worth or creditworthiness unacceptable to Landlord in its reasonable discretion, or (f) would subject t he Premises to a use which would:  (i) involve a materially increase in personnel or wear upon the Building or the Project; (ii)  violate any exclusive right granted to another tenant of the Building or the Project; (iii) require any addition to or modification of the Premises, Building or the Project in order to comply with building code or other governmental requirements; or, (iv) involve the handling or presence of any Hazardous Materials.  Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord’s refusal to consent to any Transfer for any of the reasons described in this Section 16.05, shall be conclusively deemed to be reasonable.  Notwithstanding anything to the contrary contained herein, even in the event Landlord is marketing comparable space in the Project at the time of Tenant's request, the fact that Tenant has agreed to sublease space in the Premises at a base rent less th an the prevailing rental rate in the Building at the time of Tenant’s request to such Transfer, shall not in itself be a reason for Landlord to withhold its consent to a Transfer requested by Tenant so long as Tenant has not advertised or marketed the Premises at a base rent which is significantly less than the prevailing rental rate in the Building at the time of Tenant’s request.

16.02    In the event Landlord consents to a Transfer, the Transfer will not be effective until Landlord receives a fully executed agreement regarding the Transfer, in a form and of substance acceptable to Landlord, any documents or information required by such agreement (including any estoppel certificate and any subordination agreement required by any lender of Landlord), an amount equal to all attorneys’ fees incurred by Landlord (regardless of whether such consent is granted and regardless of whether the Transfer is consummated) and other expenses of Landlord incurred in connection with the Transfer, and a Transfer fee in an amount determined by Landlord (a minimum fee of $250.00), the total amount of such attorneys’ fees and other expenses, including the Transfer fee, not to collectively exceed Two Thousand Five Hundred and 00/100 Dollars ($2,500.00) per Transfer or request to Transfer.

16.03    Fifty percent (50%) of any consideration paid to Tenant for assignment of this Lease, less any reasonable brokerage commission, marketing expenses, tenant improvement costs, and attorneys’ fees actually paid by Tenant with respect to such assignment, shall be immediately paid to Landlord.  In the event of a sublease of all or a portion of the Premises, fifty percent (50%) of all rents payable by the subtenant in excess of rents payable hereunder (allocated on a per square foot basis in the event of a partial sublease) shall be immediately due and payable to Landlord; provided, excess rental shall be calculated taking into account straight-line amortization, without interest, of any reasonable brokerage commission, marketing expenses, tenant improvement costs, and attorneys’ fees actua lly paid by Tenant in connection with the subject sublease transaction.  The provisions of this Section 16.03 shall not apply with respect to a Permitted Transfer (defined in Section 16.06 below).

16.04    [Intentionally omitted]

16.05    Upon the occurrence of a Default, if the Premises or any portion thereof are sublet, Landlord may, at its option and in addition and without prejudice to any other remedies herein provided or provided by Law, collect directly from the sublessee(s) all rentals becoming due Tenant and apply such rentals against other sums due hereunder to Landlord.

16.06    Notwithstanding anything to the contrary provided in Section 16.01, a Transfer to an Affiliate (defined below) in accordance with the following provisions of this Article 16 shall constitute a “Permitted Transfer” hereunder.  An “Affiliate” means any entity that (i) controls, is controlled by, or is under common control with Tenant, (ii) results from the transfer of all or substantially all of Tenant’s assets or stock, including by way of a merger, consolidation or reorganization, or (iii) results from the merger or consolidation of Tenant with another entity.  “Control” means the direct or indirect ownership of more than 50% of the voting securities of an entity or possession of the right to vote more than 50% of the voting interest in the ordinary direction of the entity’s affairs.  Notwithstanding anything to the contrary contained in this Lease, Landlord’s consent is not required for any assignment of this Lease or sublease of all or a portion of the Premises to an Affiliate so long as the following conditions are met:  (A) as soon as reasonably practicable, but in any event no later than five (5) business days after any such assignment or sublease, Landlord receives written notice of such assignment or sublease (as well as any documents or information reasonably requested by Landlord regarding the proposed Transfer and the transferee); (B) Tenant is not in default under this Lease; (C) if the Transfer is an assignment or any other Transfer to an Affiliate other than a sublease, the intended assignee assumes in writing all of Tenant’s obligations under this Lease relating to the Premises in form satisfactory to Landlord or, if the Transfer is a sublease, the intended sublessee accepts the sublease in form satisfactory to Landlord; (D) the intended transferee has a tangible net worth, as evidenced by financial statements delivered to Landlord and certified by an independent certified public accountant in accordance with generally accepted accounting principles that are consistently applied, at least equal to Tenant’s net worth at the date of this Lease; (E) the Premises shall continue to be operated solely for the Permitted Use; and (F) Tenant shall pay to Landlord the fee in accordance with Section 16.02 below for approving assignments and subleases.  No Transfer to an Affiliate in accordance with this subparagraph shall relieve the Tenant named herein of any obligation under this Lease or alter the primary liability of Tenant named herein for the payment of rent or for the performance of a ny other obligation to be performed by Tenant, including the obligations of any guarantor.

16.07    Tenant shall also be permitted to allow customers, vendors, licensees, partners or Affiliates (collectively, “Business Affiliates”) to use offices within or other portions of the Premises on a temporary or flexible basis by license, so-called “desk-sharing” or similar agreements (i.e., so long as Tenant does not enter into an assignment or sublease with any such Business Affiliates), without any such action constituting any assignment, sublease or other transfer of this Lease and without separate prior written consent of the Landlord, provided that Tenant delivers prior written notice to Landlord of the occupancy by the Business Affiliates and the identity of the Business Affiliates, and further provided that (a) Tenant do es not separately demise the space used by the Business Affiliates and the Business Affiliates shall utilize with Tenant one common entryway to the Premises as well as certain shared central services, such as reception, photocopying and the like; (b) the Business Affiliates shall not occupy, in the aggregate, more than 10% of the rentable area in the Premises; (c) the Business Affiliates operate their business in the Premises for the Permitted Use and for no other purpose; and (d) the business of the Business Affiliates is suitable for the Project considering the business of other tenants and the Project’s prestige.  If any Business Affiliates occupy any portion of the Premises as described herein, it is agreed that (i) the Business Affiliates must comply with all provisions of this Lease, and a default by any Business Affiliates shall be deemed a default by Tenant under this Lease; (ii) all notices required of Landlord under this Lease shall be sent only to Tenant in accordance with the terms of this Lease, and in no event shall Landlord be required to send any notices to any Business Affiliates; (iii) in no event shall any such occupancy or use by the Business Affiliates release or relieve Tenant from any of its obligations under this Lease; (iv) the Business Affiliates and their employees, contractors and invitees visiting or occupying space in the Premises shall be deemed contractors of Tenant for purposes of Tenant’s indemnification obligations in Article 12; and (v) if the Business Affiliates pay rent for the Premises directly to Landlord, Landlord, at its option, may accept the rent and the rent shall be considered to be for the account of Tenant and applied against the rent owed by Tenant as deemed appropriate by Landlord.  Neither the occupancy of any portion of the Premises by the Business Affiliates, nor the payment of any rent directly by the Business Affiliates shall be deemed to create a landlord and tenant relationship betwee n Landlord and the Business Affiliates, and, in all instances, Tenant shall be considered the sole tenant under this Lease.

16.08    If Landlord fails to respond in writing to Tenant's proper written request for Landlord's consent of any proposed sublease of the Premises or any portion thereof (the "First Request") within twenty (20) days following Landlord's receipt of the First Request, which request shall contain all of the information related to the Transfer and required by Landlord to make an informed decision regarding Tenant’s request to Transfer, including without limitation, (a) financial statements for the proposed subtenant for the past two (2) years prepared in accordance with generally accepted accounting principles, or such other established accounting method used by such entity in the ordinary course of business, (b) federal tax returns for the proposed subtenant for the past two (2) years, (c) a detailed descriptio n of the business the subtenant intends to operate at the Premises, (d) the proposed effective date of the sublease, (e) a copy of the proposed sublease agreement which includes all of the terms and conditions of the proposed sublease, (f) a detailed description of any ownership or commercial relationship between Tenant and the proposed subtenant, and (g) a detailed description of any Tenant Alterations the proposed subtenant desires to make to the Premises (the “Required Information”), then Tenant shall send to Landlord a second written request for Landlord's approval (the "Second Request") which such Second Request, together with the Required Information, shall contain a statement in bold letters of  no less than twelve (12) point font at the top such document stating that "LANDLORD'S FAILURE TO RESPOND TO THIS DOCUMENT WITHIN FIVE (5) BUSINESS DAYS WILL CONSTITUTE LANDLORD'S DEEMED CONSENT TO THE SUBLEASE OF THE PREMISES PROPOSED HEREIN."  If Landlord fails to respond to th e Second Notice within five (5) business days following Landlord's receipt of the Second Notice, then such failure shall be deemed to constitute Landlord's approval of such sublease.  The First Request and the Second Request shall include, and Landlord's response period contained in the foregoing sentences shall not commence, unless and until Landlord has received from Tenant all of the Required Information.

17.         Default.

Time is of the essence in the performance of all covenants of Tenant.  A “Default” is defined as a failure by the Tenant to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease, including, without limitation, the following:

17.01    Tenant fails to make, as and when due, any payment of Base Rent, Additional Rent, or any other monetary payment required to be made by Tenant herein, where such failure shall continue for a period of 5 business days after written notice thereof from Landlord to Tenant, as to which time is of the essence, provided that Landlord shall not be required to provide such notice more than twice during the 12 month period commencing with the date of such notice.  The third failure (and any subsequent failure) to pay any such amount within 5 business days after said payment is due during such 12-month period shall be a Default hereunder without notice.

17.02    Landlord discovers that any representation or warranty made by Tenant or any guarantor was materially false when made or that any financial statement of Tenant or of any guarantor of this Lease given to Landlord was materially false.

17.03    Tenant makes any general arrangement or assignment for the benefit of creditors, becomes a “debtor” in a bankruptcy proceeding, is unable to pay its debts or obligations as they occur, or has an attachment, execution or other seizure of substantially all of its assets located at the Property or its interest in this Lease, or any guarantor becomes insolvent, becomes a “debtor” in a bankruptcy proceeding, fails to perform any obligation under its guaranty, or attempts to revoke its guaranty.

17.04    Tenant fails to observe, perform or comply with any of the non-monetary terms, covenants, conditions, provisions or rules and regulations applicable to Tenant under this Lease other than as specified above in this Article 17; provided, if such failure is not the type of failure as to which Landlord shall have previously given Tenant written notice and is a curable failure, then such failure shall not be a “Default” unless Tenant does not cure such failure within 15 business days following written notice of such failure from Landlord.  The foregoing Tenant cure period shall in no event apply to any of the following: Tenant’s (i) failure to provide an estoppel certificate when and as required under Section 20 of this Lease; (ii) failure to maintain insurance re quired under Article 11 of the Lease; (iii) failure to vacate the Premises upon the expiration or earlier termination of the Lease; (iv) failure to comply with any obligation under the Lease pertaining to Hazardous Materials; (v) failure to provide a subordination agreement when and as required under Section 25 of this Lease; (vi) any other matter provided for in another subparagraph of this Article 17 for which another time limit is provided elsewhere in the Lease.

18.         Remedies of Landlord.

18.01    If Tenant fails to perform any duty or obligation of Tenant under this Lease, Landlord may at its option, after the expiration of any applicable notice and cure period provided in Article 17 above, without waiver of Default nor any other right or remedy, perform any such duty or obligation on Tenant’s behalf.  The costs and expenses of any such performance by Landlord will be immediately due and payable by Tenant upon receipt from Landlord of the reimbursement amount required.

18.02    Upon a Default, with or without notice or demand, and without limiting any other of Landlord’s rights or remedies, Landlord may:

(a)
Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord.  If Tenant fails to surrender the Premises, Landlord, in compliance with Law, may enter upon and take possession of the Premises and remove Tenant, Tenant’s Property and any party occupying the Premises. Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of Tenant’s Default, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises.  “Costs of Reletting” shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant.

(b)
Terminate Tenant’s right to possession of the Premises and, in compliance with Law, remove Tenant, Tenant’s Property and any parties occupying the Premises.  Landlord may (but shall not be obligated to except as provided in Section 18.05 below) relet all or any part of the Premises, without notice to Tenant, for such period of time and on such terms and conditions (which may include concessions, free rent and work allowances) as Landlord in its reasonable discretion shall determine.  Landlord may collect and receive all rents and other income from the reletting.  Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease.

(c)	Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state wherein the Premises is located.

18.03    In lieu of calculating damages under Section 18.02, Landlord may elect to receive as damages the sum of (a) all rent accrued through the date of termination of this Lease or Tenant’s right to possession, and (b) an amount equal to the total rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the Prime Rate (defined below) then in effect, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting.  “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the state in which the Building is located.

18.04    If Tenant is in Default of any of its non-monetary obligations under this Lease, Landlord shall have the right to perform such obligations.  Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord.  The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease.  No right or remedy conferred upon or reserved to Landlord in this Lease is intended to be exclusive of any right or remedy granted to Landlord by statute or common law, and each and every such right and remedy will be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity.

18.05    Landlord shall be under no obligation to relet the Premises but shall use commercially reasonable efforts to do so to the extent required by Law.  The phrase "reasonable efforts" as it relates to Landlord’s duty to attempt to relet the Premises, shall require Landlord to do only the following:  (i) notify Landlord’s leasing agent in writing of the availability of the Premises for reletting, (ii) post Landlord’s leasing contact telephone number in the Project management office, (iii) show the Premises to any prospective tenant who requests to see the Premises and to any prospective tenant specifically referred to Landlord by Tenant, and (iv) show the "vacant" status of the Premises in commonly used online listing services such as CoStar as well as in posters and informa tion brochures used at leasing trade meetings and conventions.  Landlord shall not be required to relet the Premises before reletting any space in the Project not producing any income to Landlord.

19.         Condemnation.  If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively, “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs.  If all or a material portion of the rentable area of the Premises are taken by Condemnation, Tenant may, at Tenant’s option, to be exercised in writing within 10 days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within 10 days after the condemning authorit y shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession.  Landlord shall also have the right to terminate this Lease if there is a taking by Condemnation of any portion of the Building or Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building.  If neither party terminates this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation.  Condemnation awards and/or payments shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken or for severance damages. Notwithstanding anything to the contrary in this Article 19, Tenant shall have the right to claim s eparately from the condemning authority such compensation as may be recoverable by Tenant in its own right for the amortized value of leasehold improvements paid for solely by Tenant (except for those Tenant Alterations or Tenant Improvements approved by Landlord and which will become the property of Landlord upon the expiration or termination of this Lease), for Tenant’s personal property and trade fixtures, and for relocation and restoration costs incurred by Tenant, so long as it does not prejudice or reduce Landlord’s claim against or award from the condemning authority.

20.         Estoppel Certificates; Financial Statements.

20.01     Tenant will execute and deliver to Landlord, within 10 business days after written request from Landlord, a commercially reasonable estoppel certificate to those parties as are reasonably requested by Landlord (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any default and the amount of rent that is due and payable. Any such estoppel certificate may be relied upon by Landlord and by any actual or prospective buyer or lender of the Property and any other third party designated by Landlord.  If Tenant fails to execute and deliver such estoppel certificate within such 10 business day period, then Landlord shall send Tenant a second written request for the estoppel certif icate.  If Tenant shall fail to so execute and deliver such written estoppel certificate within 5 business days after this second request then, at Landlord’s option, such failure shall be a Default under the Lease and/or the estoppel certificate shall be binding on Tenant as prepared.

20.02     Within 10 business days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as Landlord reasonably requests regarding Tenant or any assignee, subtenant, or guarantor of Tenant.  Tenant represents and warrants to Landlord that any such financial statement delivered by Tenant to Landlord is a true and accurate statement.  Notwithstanding the foregoing, Landlord shall not request financial statements more than once in each consecutive 12 month period during the Term unless (i) Tenant is in Default of this Lease, (ii) Landlord reasonably believes that there has been an adverse change in Tenant's financial position since the last financial statement provided to Landlord, and/or (iii) requested (a) in connection with a proposed sale or transfe r of the Building by Landlord, or (b) by an investor of Landlord, any Landlord Related Party or any lender or proposed lender of Landlord or any Landlord Related Party.

21.         Notices.  All communications and notices required under this Lease shall be in writing and shall be addressed to the respective address of the receiving party.  All notices to Tenant shall be given by reputable overnight courier, U. S. mail (return receipt required, postage prepaid), or hand delivery, and shall be deemed received on the date of delivery (or attempted delivery) as evidenced by return receipt.  At any time during the Term, Landlord or Tenant may specify a different Notice Address (excluding post office boxes) by providing written notification to the other.

22.         Holdover.  If Tenant remains in possession of all or any part of the Premises with Landlord’s prior written consent after the expiration or termination of this Lease or of Tenant’s right to possession, such possession will constitute a month-to-month tenancy which may be terminated by either Landlord or Tenant upon 30 days written notice and will not constitute a renewal or extension of the Term.  If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance.  Tenant’s occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover.  No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover, Tenant shall be liable for all damages (including, without limitation, consequential, indirect and special) that Landlord suffers from the holdover so long as Landlord has given Tenant written notice of the existence of such new tenant and Tenant remains in possession of all or any part of the Premises for a period in excess of thirty (30) days after the date of Landlord’s written notice.

23.         [Intentionally omitted]

24.         Limitation of Liability.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE LESSER OF (A) THE INTEREST OF LANDLORD IN THE BUILDING, OR (B) THE EQUITY INTEREST LANDLORD WOULD HAVE IN THE BUILDING IF THE BUILDING WERE ENCUMBERED BY THIRD PARTY DEBT IN AN AMOUNT EQUAL TO 80% OF THE VALUE OF THE BUILDING (CALCULATIONS OF EQUITY SHALL BE MADE AS OF THE INITIAL DATE TENANT NOTIFIES LANDLORD OF THE ACTUAL OR ALLEGED DEFAULT OR OTHER CLAIM).  TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE BUILDING FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY OF LANDLORD’S TRUSTEES, M EMBERS, PRINCIPALS, BENEFICIARIES, PARTNERS, OFFICERS, DIRECTORS, EMPLOYEES, MORTGAGEES (AS DEFINED IN ARTICLE 26 BELOW) OR OTHER SECURED PARTIES AND AGENTS (EACH A “LANDLORD RELATED PARTY”). NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE.  BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND ANY MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES OR OTHER ENCUMBRANCES ON THE BUILDING, NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT.

25.         Subordination.

25.01     As of the date hereof, the Project is not encumbered by any lien of any Mortgage (defined hereinafter).  At Landlord’s written election, this Lease shall be subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”) hereafter placed upon the Project and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof.  The holder of any such Mortgage shall be known herein as a “Mortgagee”.  In addition, Mortgagee shall have the right at any time to request to subordinate this Lease to the Mortgage.  Further, upon written request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease.

25.02     Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in Default beyond the expiration of any applicable notice and cure period and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms.  This clause shall be self-operative.

25.03     Upon request from the Landlord or a Mortgagee, Tenant shall, within ten (10) days of request therefor, execute a commercially reasonable subordination agreement in favor of the Mortgagee, provided such subordination agreement contains commercially reasonable non-disturbance language.

25.04     In the event that the Project and/or Building shall become subject to any lien of any Mortgage after the Commencement Date, then, at no cost to Landlord, Landlord shall obtain on Tenant’s behalf a non-disturbance agreement from any future Mortgagee of the Project on such Mortgagee’s standard form for the benefit of Tenant.

26.         Force Majeure.  Neither Landlord nor Tenant will not be deemed in breach or default of this Lease or have liability to the other because of failure to perform any of its obligations under this Lease if the failure is due in part or in full to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond such party’s reasonable control (“Force Majeure”).  If this Lease specifies a time period for performance of an obligation by either party, that time period will be extended by the period of any delay in such party’s performance caused by such Force Majeure events as desc ribed herein.  Force Majeure shall not relate to any obligation of either party hereto to make payment to the other, such as payments of rent due hereunder.

27.         Miscellaneous Provisions.

27.01    Whenever the context of this Lease requires, the word “person” shall include any entity, and the singular shall include the plural and the plural shall include the singular.  If more than one person or entity is Tenant, the obligations of each such person or entity under this Lease will be joint and several.  The terms, conditions and provisions of this Lease will apply to and bind the heirs, successors, executors, administrators and assigns of Landlord and Tenant.  No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.  Time is of the essence for the performance of each term, condition and covenant of this Lease.

27.02    The captions and headings of this Lease are used for the purpose of convenience only.  This Lease contains all of the agreements and conditions made between Landlord and Tenant and may not be modified in any manner other than by a written agreement signed by both Landlord and Tenant.  Any statements, promises, agreements, warranties or representations, whether oral or written, not expressly contained herein will in no way bind Landlord and Tenant expressly waives all claims for damages by reason of any statements, promises, agreements, warranties or representations, if any, not contained in this Lease.  No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by a regional vice president or higher title of Landlord or o f Landlord’s management company, and no custom or practice which may develop between the parties during the Term shall waive or diminish the Landlord’s right to enforce strict performance by Tenant of any terms of this Lease.  Additionally, regardless of Landlord’s knowledge of a default at the time of such acceptance, the acceptance of rent or any other payment by Landlord will not constitute a waiver by Landlord of any default by Tenant.  This Lease is governed and construed in accordance with the laws of the state in which the Premises are located, and venue of any legal action will be in the county where the Premises are located.

27.03    This Lease has been fully reviewed by both parties and shall not be strictly or adversely construed against the drafter.  If any provision contained herein is determined to be invalid, illegal or unenforceable in any respect, then (a) such provision shall be enforced to the fullest extent allowed, and (b) such invalidity, illegality, or unenforceability will not affect any other provision of this Lease.

27.04    Except as required under Articles 20 and/or 25 of this Lease (except on a need-to-know basis, subject to the requirement of confidentiality, to Tenant’s employees, partners, lenders, attorneys, brokers and accountants or except in connection with a law suit brought by Tenant to enforce its rights hereunder), Tenant hereby agrees not to disclose any terms of this Lease without the prior written consent of Landlord.  Tenant shall not record this Lease or any short form memorandum hereof.

27.05    All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of this Lease.

27.06    Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with this Lease, other than the person(s) listed in the Basic Lease Information.  Landlord and Tenant each agree to indemnify the other against all costs, expenses, legal fees and other liability for commissions or other compensation claimed by any other broker or agent by reason of the act or agreement of the indemnifying party.  The provisions of this Section 27.06 shall survive the expiration or earlier termination of this Lease.

27.07    The grant of any consent or approval required from Landlord under this Lease shall be proved only by proof of a written document signed and delivered by Landlord expressly setting forth such consent or approval.  Unless otherwise specified herein, any such consent or approval shall not be unreasonably withheld, conditioned or delayed.  Notwithstanding any other provision of this Lease, the sole and exclusive remedy of Tenant for any alleged or actual improper withholding, delaying or conditioning of any consent or approval by Landlord shall be the right to specifically enforce any right of Tenant to require issuance of such consent or approval on conditions allowed by this Lease.

27.08    Tenant agrees to abide by, keep and observe, and shall cause its employees, suppliers, shippers, customers, agents, contractors and invitees to so abide by, keep and observe, all Rules and Regulations set forth in Exhibit C (the “Rules and Regulations”) and all additions and amendments to the same of which Landlord provides advance written notice to Tenant. Landlord shall not be responsible to tenant for any nonperformance by any other tenant, occupant or invitee of the Property of any said Rules and Regulations; provided, however, Landlord agrees to use commercially reasonable efforts to enforce all Rules and Regulations in a nondiscriminatory manner among Tenant and all other tenant s of the Project.  To the extent there is a conflict between the terms and conditions of this Lease and the Rules and Regulations, the terms of this Lease shall control.

27.09    Except as expressly permitted by Section 28.08, Tenant will not place any signage on or about the Property, or on any part thereof, without the prior written consent of Landlord which Landlord may withhold or condition in its sole discretion.  All Tenant signage will comply with the terms and conditions of this Lease, all applicable Laws, and sign criteria for the Building as promulgated by Landlord from time to time and the Rules and Regulations and/or other criteria which Landlord may establish from time to time.

27.10    If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Lease, the prevailing party shall be entitled to reimbursement of all of its costs and expenses, including, without limitation, reasonable attorneys’ fees.

27.11    Tenant represents and warrants to Landlord that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, (i) in violation of any laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

27.12    Waiver of Jury Trial.  THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS LEASE.

27.13    Solely for the purpose of effectuating Tenant’s indemnification obligations under this Lease, and not for the benefit of any third parties (including but not limited to employees of Tenant), Tenant specifically and expressly waives any immunity that it may be granted under applicable federal, state or local Worker Compensation Acts, Disability Benefit Acts or other employee benefit acts.  Furthermore, the indemnification obligations under this Lease shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable to or for any third party under Worker Compensation Acts, Disability Benefit Acts or other employee benefit acts.  The parties acknowledge that the foregoing provisions of this Section have been specifically and mutually negotiated between the parties.

27.14    Subject to the other terms and conditions of this Lease, subject to Section 25 above, and provided no Default exists, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all of the provisions of this Lease.

27.15    Landlord and any successor Landlord have the right to sell the Property or any portion of it, or to assign its interest in this Lease, at any time and from time to time.  Upon the sale or any other conveyance by Landlord of the Property, or a portion thereof which includes the Premises, Landlord shall be released from all obligations and liability under this Lease arising out of any act, event, occurrence or omission occurring or existing after the date of such conveyance, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease.

28.         Additional Provisions

28.01     Base Rent Abatement.  Notwithstanding anything in this Lease to the contrary, so long as Tenant is not in default under this Lease, Tenant shall be entitled to an abatement of Base Rent in the amount of (i) $25,067.00 per month for the first three (3) full calendar months of the Term (the “Full Rent Abatement Period”), and (ii) $12,533.50 per month for the nine (9) month period following the Full Rent Abatement Period, and (iii) $12,909.50 for the three (3) month period following the previous nine (9) month period ((ii) and (iii) collectively, the “Partial Rent Abatement Period”).  The total amount of Base Rent abated in accordance with the foregoing shall equal $226,731.00 (the "Abated Base Rent").  If Tenant defaults at any time during the Term and fails to cure such default within any applicable cure period under this Lease, Tenant shall not be entitled to any further Abated Base Rent for the applicable period of the Default.  The payment by Tenant of the Abated Base Rent in the event of a Default shall not limit or affect any of Landlord's other rights, pursuant to this Lease or at law or in equity.  Only Base Rent shall be abated pursuant to this Section, and all Additional Rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease; provided, however, as more fully provided in Exhibit D, Tenant’s obligation to pay Tenant’s Proportionate Share of Operating Expenses shall not commence until the first anniversary of the Commencement Date.

28.02.    Letter of Credit.  Concurrent with Tenant’s execution and delivery of this Lease to Landlord, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease, an irrevocable and unconditional letter of credit (the “Letter of Credit”), subject to and meeting the criteria of the provisions of this Section 28.02, in the amount set forth in the Basic Lease Information.  The following terms and conditions shall apply to the Letter of Credit:

(a)           The Letter of Credit shall be in favor of Landlord, shall be issued by a nationally recognized bank reasonably acceptable to Landlord, shall comply with all of the terms and conditions of this Article and shall otherwise be in the form attached hereto as Exhibit F.  The Letter of Credit or any replacement Letter of Credit shall be irrevocable for the term thereof and shall automatically renew on a year to year basis until a period ending not earlier than two (2) months subsequent to the Termination Date (the "LC Expiration Date") without any action whatsoever on the part of Landlord; provided that the issuing bank shall have the right not to renew the Letter of Credit by giving written notice to Landlord not less than 45 days prior to the expiration of the then current term of the Letter of Credit that it does not intend to renew the Letter of Credit.  Tenant understands that the election by the issuing bank not to renew the Letter of Credit shall not, in any event, diminish the obligation of Tenant to maintain such an irrevocable Letter of Credit in favor of Landlord through the LC Expiration Date.

(b)           Landlord, or its then managing agent, upon Tenant’s failure to comply with one or more provisions of this Lease and after the expiration of any applicable notice and cure period, or as otherwise specifically agreed by Landlord and Tenant pursuant to this Lease or any amendment hereof, without prejudice to any other remedy provided in this Lease or by Law, shall have the right from time to time to make one or more draws on the Letter of Credit and use all or part of the proceeds in accordance with subparagraph (c) below.  In addition, if Tenant fails to furnish a renewal or replacement Letter of Credit complying with all of the provisions of this Section at least 60 days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) in accordance with the terms of this Section.  Funds may be drawn down on the Letter of Credit upon presentation to the issuing bank of Landlord's (or Landlord's then managing agent's) certificate stating as follows:

"[Beneficiary] is entitled to the use of Applicant's Letter of Credit pursuant to that certain Lease dated _________ between _________, Landlord, and ___________ __________ ______,Tenant, and/or any amendment to the lease or any other agreement between such parties related to the lease."

It is understood that if Landlord or its managing agent be a corporation, partnership or other entity, then such statement shall be signed by an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity).

(c)           Tenant acknowledges and agrees (and the Letter of Credit shall so state) that the Letter of Credit shall be honored by the issuing bank without inquiry as to the truth of the statements set forth in such draw request and regardless of whether the Tenant disputes the content of such statement.  The proceeds of the Letter of Credit shall constitute Landlord's sole and separate property (and not Tenant's property or the property of Tenant's bankruptcy estate) and Landlord may immediately upon any draw (and without additional notice to Tenant other than the notice required under Article 17) apply or offset the proceeds of the Letter of Credit: (i)  against any rent or other amounts payable by Tenant under this Lease that is not paid after the expirati on of any applicable notice and cure period; (ii) against all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease after the expiration of any applicable notice and cure period; and (iii) against any costs incurred by Landlord by reason of such Default (including attorneys' fees).  Provided Tenant is not in Default under this Lease, Landlord agrees to pay to Tenant within 60 days after the LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied as allowed above; provided, that if prior to the LC Expiration Date a voluntary petition is filed by Tenant or any guarantor, or an involuntary petition is filed against Tenant or any guarantor of this lease by any of Tenant's or guarantor's creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

(d)           If, as a result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the amount set forth in this Section, Tenant shall, within 5 business days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total amount required pursuant to this Section), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Lease, the same shall constitute Default by Tenant, without any additional notice or cure period required to be given by Landlord. 60; Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

(e)           Landlord may, at any time and without notice to Tenant and without first obtaining Tenant's consent thereto, transfer all of its interest in and to the Letter of Credit to another party, person or entity, including Landlord's mortgagee, succeeding to Landlord’s interest in the Building and/or to have the Letter of Credit reissued in the name of Landlord's mortgagee.  If Landlord transfers its interest in the Building and transfers the Letter of Credit (or any proceeds thereof then held by Landlord) in whole or in part to the transferee, Landlord shall, without any further agreement between the parties hereto, thereupon be released by Tenant from all liability therefor provided such transferee has assumed in writing Landlord’s obligations under t his Lease and provided the Letter of Credit was actually received by such transferee. The provisions hereof shall apply to every transfer or assignment of all or any part of the Letter of Credit to a new landlord.  In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant's sole cost and expense, execute and submit to the issuer of the Letter of Credit such applications, documents and instruments as may be necessary to effectuate such transfer. Tenant shall be responsible for paying the issuer's transfer and processing fees in connection with any transfer of the Letter of Credit and, if Landlord advances any such fees (without having any obligation to do so), Tenant shall reimburse Landlord for any such transfer or processing fees within 10 days after Landlord's written request therefor.

(f)            If the Letter of Credit expires earlier than the LC Expiration Date, or the issuing bank notifies Landlord that it shall not renew the Letter of Credit, Landlord shall accept a renewal thereof or substitute letter credit (such renewal or substitute Letter of Credit to be in effect not later than 60 days prior to the expiration thereof), irrevocable and automatically renewable through the LC Expiration Date upon the same terms as the expiring Letter of Credit or upon such other terms as may be acceptable to Landlord.  However, if (i) the Letter of Credit is not timely renewed, or (ii) a substitute Letter of Credit, complying with all of the terms and conditions of this paragraph is not timely received, Landlord may present such Letter of Credit to the issui ng bank, and the entire sum so obtained shall be paid to Landlord, to be held by Landlord in accordance with Article 5 of this Lease.  Notwithstanding the foregoing, Landlord shall be entitled to receive from Tenant all attorneys' fees and costs incurred in connection with the review of any proposed substitute Letter of Credit pursuant to this Section.

(g)           Notwithstanding anything to the contrary set forth in Section 5 of the Lease, Tenant hereby waives all provisions of Law, now or hereafter in effect, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified above in this Section and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant's breach of this Lease or the acts or omission of Tenant or any other Tenant Entities, including any damages Landlord s uffers following termination of this Lease.

(h)           Provided Tenant (i) is not in Default under the Lease beyond the expiration of any applicable notice and cure period on any Reduction Date set forth in the table below (hereinafter, each a “Reduction Date”), or (ii) has not been in monetary Default pursuant to Section 17.01 of the Lease beyond the expiration of any applicable notice and cure period more than twice in any twelve (12) month period (each of (i) and (ii) a “Reduction Right Suspension Event”), Landlord shall permit the Letter of Credit to be amended (at Tenant's sole cost and expense) to reduce the face amount of the Letter of Credit according to the following schedule:

Reduction Date	Reduction Amount	New Face Amount
1st day of the 13th month of the Term of the Lease	$60,161.40	$240,645.60
1st day of the 25th month of the Term of the Lease	$60,161.40	$180,484.20
1st day of the 37th month of the Term of the Lease	$60,161.40	$120,322.80
1st day of the 48th month of the Term of this Lease	$60,161.40	$60,161.40
1st day of the 60th month of the Term of this Lease	$31,101.40	$29,060.00

In no event shall a reduction to the amount of the Letter of Credit be deemed to have occurred absent a written amendment to the Letter of Credit by the issuing bank.  It shall be Tenant's sole obligation to obtain such written amendment from the issuing bank at Tenant’s sole cost and expense.  The remaining Twenty-Nine Thousand Sixty and 00/100 Dollars ($29,060.00) (or such greater amount if Tenant has missed a Reduction Date or a Reduction Right Termination Event has occurred prior to the last Reduction Date) shall be held as the Security Deposit during the Term of the Lease, including any renewals or extensions thereof.

Upon the occurrence of a Reduction Right Suspension Event, then Tenant shall not be entitled to a reduction of the Letter of Credit on such Reduction Date; provided however that the reduction schedule shall recommence and Tenant shall again be entitled to scheduled reductions in the Reduction Amount for the applicable Reduction Dates unless a Reduction Right Suspension Event occurs on a subsequent Reduction Date (and therefore misses that particular Reduction Date).

28.03       Option To Renew.

(a)           Provided this Lease is in full force and effect and Tenant is not in Default under any of the other terms and conditions of this Lease beyond the expiration of any applicable notice and cure period at the time of notification or commencement of the Renewal Term (as defined below), Tenant shall have one (1) option to renew (the “Renewal Option”) the Term of this Lease for a term of five (5) years (the “Renewal Term”), for all or a portion of the Premises being leased by Tenant as of the date the Renewal Term is to commence, on the same terms and conditions set forth in this Lease, except as modified by the terms, covenants and conditi ons as set forth below:

(i)           If Tenant elects to exercise the Renewal Option, then Tenant shall provide Landlord with written notice no earlier than the date which is three hundred sixty-five (365) days prior to the expiration of the initial Term of this Lease but no later than the date which is two hundred seventy (270) days prior to the expiration of the initial Term of this Lease, time being of the essence. Such notice shall be given in accordance with Section 21 of the Lease.  If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the Term of this Lease.

(ii)          The Base Rent in effect at the expiration of the Term of this Lease shall be changed to reflect 95% of the Prevailing Market (as defined in Section 28.03(d) below) rate.  Landlord shall advise Tenant of the new Base Rent and market terms for the Premises no later than 30 days after Tenant’s exercise of the Renewal Option.

(iii)         If Tenant and Landlord are unable to agree on a mutually acceptable rental rate for the Renewal Term not later than 120 days after Tenant’s exercise of the Renewal Option, then Landlord and Tenant, within 5 days after such date, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the Renewal Term (collectively referred to as the "Estimates").  If the higher of such Estimates is not more than 104% of the lower of such Estimates, then the Prevailing Market rate shall be the average of the two Estimates.  If the Prevailing Market rate is not established by the exchange of Estimates, then, within 7 days af ter the exchange of Estimates, (A) may withdraw in writing Tenant’s exercise of the Renewal Option in which case this Lease shall terminate as of the originally scheduled Termination Date, or (B) the parties shall each appoint a real estate broker who shall be licensed in the State of Maryland and who specializes in the field of commercial office space leasing in the Rockville, Maryland market, has at least five (5) years of experience and is recognized within the field as being reputable and ethical.

(iv)         Upon selection, Landlord's and Tenant's brokers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises.  The Estimate chosen by such brokers shall be binding on both Landlord and Tenant.  If either Landlord or Tenant fails to appoint a broker within the 7 day period referred to above, the broker appointed by the other party shall be the sole broker for the purposes hereof.  If the two brokers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market rate within 20 days after their appointment, then, within 10 days after the expiration of such 20 day period, the two brokers shall select a third broker meeting the aforementioned criteria.& #160; Once the third broker (i.e., the arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within 14 days, the arbitrator shall make his or her determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Prevailing Market rate for the Premises.  If the arbitrator believes that expert advice would materially assist him or her, he or she may retain one or more qualified persons to provide such expert advice.  The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator.  Any fees of any broker, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such broker, counsel or expert.

(v)          If the Prevailing Market rate has not been determined by the commencement date of the Renewal Term, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the initial Term until such time as the Prevailing Market rate has been determined.  Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of the Renewal Term for the Premises.

(vi)         Tenant shall have the right to exercise the Renewal Option as to less than all of the Premises so long as (A) Tenant notifies Landlord in writing at the time of Tenant’s exercise of the Renewal Option that Tenant has elected to reduce the square footage of the Premises and has designated which portion of the Premises will be surrendered at the expiration of the then current Term, (B) the portion of the Premises to which the Lease is not being renewed must be leasable space as determined by Landlord, in Landlord’s reasonable discretion, and (C) Tenant shall perform and pay all costs of the Tenant Alteration necessary to separate the Premises from the portion of the Premises that Tenant is electing to surrender to Landlord.

(b)           If Tenant is entitled to and properly exercises its Renewal Option, Landlord shall prepare an amendment (the “Renewal Amendment”) to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms.  Tenant shall execute and return the Renewal Amendment to Landlord within 15 days after Tenant’s receipt of same, but an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.

(c)           The Renewal Option is not transferable; the parties hereto acknowledge and agree that they intend that the Renewal Option shall be “personal” to Tenant as set forth above and that in no event will any assignee or sublessee have any rights to exercise the Renewal Option.  If the Renewal Option is validly exercised or if Tenant fails to validly exercise the Renewal Option, Tenant shall have no further right to extend the Term of this Lease.

(d)           For purposes of this Renewal Option, "Prevailing Market" shall mean the arms length fair market annual rental rate per rentable square foot under leases and renewal and expansion amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and buildings comparable to the Building which are of the same age and quality as the Building and which are centrally located in the North Rockville, Maryland area as of the date the Renewal Term is to commence, taking into account the specific provisions of this Lease which will remain constant.  The determination of Prevailing Market shall take into account and shall give equitable deductive adjustments for any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, brokerage fees, tenant improvement allowances or construction costs and other concessions and the manner (including an adjustment to the Base Year), if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes.

28.04        Expansion Option.  Provided this Lease is in full force and effect and that Tenant is not in Default under any of the other terms and conditions of this Lease beyond the expiration of any applicable notice and cure period either at the time of Tenant’s exercise of the Expansion Option (defined hereinafter) or at the commencement of the term with respect to the Expansion Space (defined hereinafter) and subject to all other written contract based options held by tenants of the Building and Landlord's right to first offer and lease any such space to any tenant who is then occupying or leasing such space at the time the space becomes available for leasing and pursuant to a written contract based option then held by such tenant, to the extent such space is available, Tenant shall have the one-time option (the “Expansion Option”) to expand into that certain space in the Building containing approximately Two Thousand Nine Hundred Fifty (2,950) rentable square feet which is contiguous with the Premises and is hereby known as Suite 420 and shown on Exhibit A-3 attached hereto (“Expansion Space").  In the event Tenant wishes to exercise the Expansion Option, then Tenant shall provide Landlord with written notice of Tenant’s exercise of the Expansion Option at anytime during the period following the full execution of this Lease by both Landlord and Tenant through December 31, 2011 (the “Expansion Notice Period”), time being of the essence. Such notice shall be given in accordance with Section 21 of the Lease.  If notification of the exercise of this Expansion Option is not so given and received, the Expansion Option granted herein shall automatically expire, and Tenant s hall have no further option to expand into the Expansion Space pursuant to this Section 28.04; provided, however, that Tenant’s Offer Right pursuant to Section 28.05 below shall not be affected by the expiration of the Expansion Option.  The Base Rent payable for and other economic terms applicable to the Expansion Space shall be at the same Base Rent rate and upon the same economic terms (prorated as of the Expansion Option Commencement Date as applicable) then in effect for the Premises as of the Expansion Option Commencement Date (defined hereinafter) and shall escalate at the same time and at the same rate as the Base Rent for the Premises.  Landlord shall construct improvements for Expansion Space subject to the same terms and conditions applicable to the Tenant Improvements for the Premises.  The “Expansion Option Commencement Date” shall be the date on which the improvements for Expansion Space are substantially complete, as adjusted due to any delays ca used by the act or omission of Tenant.  The lease term applicable to Expansion Space shall be coterminous with the Term for the Premises.  In addition, Base Rent for Expansion Space shall be subject to abatement on the same terms and conditions as provided in Section 28.01 above prorated as of the Expansion Option Commencement Date and through the Partial Rent Abatement Period.  Upon Tenant’s exercise of the Expansion Option pursuant to this Paragraph, the parties shall execute an amendment to this Lease reflecting the terms set forth herein.

28.05       Right of First Offer.

(a)           Provided there exists no Default under the terms, covenants and conditions of this Lease continuing beyond the expiration of any applicable notice and cure period, and subject to the other terms and conditions hereof, Tenant shall have the recurring and continuous right of offer (the “Offer Right”) to lease all or any leasable portion of space in the Building (as determined by Landlord in its reasonable discretion) that becomes available for leasing during the Lease Term and the Extended Term (“Offer Space”).  Tenant’s Offer Right shall be exercised as follows: prior to leasing such Offer Space to a party other than an existing tenant with a written contract based superior right, Landlord shall advise Tenant (the “Advice& #8221;) of the terms under which Landlord is prepared to lease such Offer Space to Tenant for the remainder of the Term, which terms shall reflect 95% of the Prevailing Market (as defined in Section 28.05(f) below) rate for such Offer Space as reasonably determined by Landlord, inclusive of a new Expense Base Year with respect to the Offer Space only and deductive adjustments being made for all applicable market concessions and transaction expenses normally incurred by landlords of comparable office space which are not incurred by Landlord in connection with Tenant exercising this Offer Right.  Tenant may lease such Offer Space in its entirety only, under such terms, by delivering written notice of exercise to Landlord (the “Notice of Exercise”) within ten (10) business days after the date of the Advice, time being of the essence.  Such notice shall be given in accordance with Section 21 of the Lease.

(b)           Notwithstanding the foregoing, Tenant shall have no Offer Right with respect to the Offer Space and Landlord need not provide Tenant with an Advice, if:  (i) a Default by Tenant exists under this Lease at the time that Landlord would otherwise deliver an Advice; (ii) 50% or more of the Premises, is sublet at the time Landlord would otherwise deliver an Advice (such determination of subletting percentage shall not include client, subsidiary, and business partner office sharing otherwise permitted under this Lease); (iii) this Lease has been assigned prior to the date Landlord would otherwise deliver an Advice (unless it has been assigned to a Permitted Transferee, in which case Landlord shall be obligated to deliver the Advice); (iv) Tenant or its Permitted Transferee is not occupying the Premises on the date Landlord would otherwise deliver an Advice; (v) the Offer Space is not intended for the exclusive use of Tenant or its Permitted Transferee during the Term, provided however that client, subsidiary, and business partner office sharing otherwise permitted under this Lease shall also be permitted in any Offer Space; or (vi) the existing tenant in the Offer Space is interested in extending or renewing its lease for the Offer Space pursuant to an existing written contract based right to extend or renew its lease.

(c)           The term for the Offer Space shall commence upon the commencement date stated in the Advice (but not earlier than 30 days from the date of the Advice or upon the substantial completion of any tenant improvements required by the Advice) and thereupon the Offer Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice shall govern Tenant's leasing of such Offer Space and only to the extent that they do not conflict with the Advice, the terms and conditions of this Lease shall apply to such Offer Space.  Tenant shall pay Base Rent and Additional Rent for the Offer Space in accordance with the terms and conditions of the Advice, which terms and conditions shall reflect the Prevailing Market rate for the Offer Space as determined in Landlord's reasonable judgment, subject to Section 28.05(a) above and 28.05(f) below.

(d)           The Offer Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of such Offer Space or as of the date the term for such Offer Space commences, unless the Advice specifies any work to be performed by Landlord in such Offer Space, in which case Landlord shall perform such work in such Offer Space.  If Landlord is delayed delivering possession of the Offer Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for such Offer Space shall be postponed until the date Landlord delivers possession of such Offe r Space to Tenant free from occupancy by any party.

(e)           The rights of Tenant hereunder with respect to the Offer Space shall terminate on the earlier to occur of:  (i) twenty-four (24) calendar months prior to the expiration of the Term of this Lease (as the same may be extended pursuant to Section 28.03 above); (ii) the date Landlord would have provided Tenant written notice of the Offer Right as described herein above if Tenant had not been in violation of one or more of the conditions set forth in subparagraph (b) above; and (iii) Tenant's failure to exercise its Offer Right within the ten (10) business day period provided in subparagraph (a) above.  If Tenant does not give Landlord written notice of its election to lease such Offer Space within the ten (10) business day period provided in subparagraph (a) above or if Landlord is not required to provide Tenant with notice for any other reason set forth in this subparagraph (e), Landlord shall thereafter be free to lease such Offer Space to any third party on any terms and conditions that Landlord shall select, with no further obligation to Tenant, except as may otherwise be expressly set forth in this Lease.  In the event that Landlord leases Offer Space to a third party after Tenant declines to lease such space as provided in this Section 28.05, the terms of this Section 28.05 shall again be applicable to such space at such time as the Offer Space again becomes available for leasing following the expiration of the lease for such Offer Space to a third party tenant.

(f)           For purposes of this Offer Right, “Prevailing Market” shall mean the annual rental rate per square foot for space comparable to the Offer Space in the Building and office buildings comparable to the Building which are of the same age and quality as the Building and which are centrally located in the North Rockville, Maryland area under leases and renewal and expansion amendments being entered into at or about the time that Prevailing Market is being determined, giving appropriate consideration to tenant concessions, brokerage commissions, tenant improvement allowances, existing improvements in the space in question, and the method of allocating operating expenses and taxes.  Notwithstanding the fo regoing, space leased under any of the following circumstances shall not be considered to be comparable for purposes hereof:  (i) the lease term is for less than the lease term of the Offer Space, (ii) the space is encumbered by the option rights of another tenant, or (iii) the space has a lack of exterior or atrium windows and/or an awkward or unusual shape or configuration.  The foregoing is not intended to be an exclusive list of space that will not be considered to be comparable.

(g)           The Offer Right is not transferable; the parties hereto acknowledge and agree that they intend that the Offer Right shall be “personal” to Tenant as set forth above and that in no event will any assignee or sublessee have any rights to exercise the Offer Right, other than a Permitted Transferee to whom this Lease has been assigned.

(h)           Upon determination of the terms applicable to the Offer Space, the parties shall promptly execute an amendment to this Lease stating the terms so determined.

28.06       Termination Option.    Provided that Tenant is not in Default under any of the other terms and conditions of this Lease beyond the expiration of any applicable notice and cure period at the time of Tenant's exercise of the Termination Option (defined hereinafter) or as of the Early Termination Date (defined hereinafter), Tenant shall have the one-time option to terminate this Lease (the “Termination Option”) effective on the last day of the thirty-sixth (36th) full calendar month of the initial Term of this Lease (the "Early Termination Date").  Tenant shall provide to Landlord on a date which is prior to the Early Termination Date by at least six (6) months (the "Notice Date"), a written notice of the exercise of the Termination Option, time being of the essence. Such notice shall be given in accordance with Section 21 of the Lease.  If notification of the exercise of the Termination Option is not so given and received, the Termination Option granted hereunder shall automatically expire.  As a condition to the effectiveness of this Termination Option, Tenant shall pay to Landlord on the Early Termination Date an amount equal to (i) one hundred percent (100%) of all unamortized Tenant Improvement costs and lease commissions incurred by Landlord in connection with the Lease (amortized on a straight line basis over the initial Term) as detailed by Landlord in a written statement, and (ii) One Hundred Twenty-Five Thousand Three Hundred Thirty-Five and 00/100 Dollars ($125,335.00) (i.e., five (5) months of the Abated Rent) (collectively, the “Termination Payment”).  The Terminatio n Payment is in addition to payment by the Tenant of all other amounts payable by Tenant to Landlord pursuant to the Lease prior to the Early Termination Date (which such amounts shall be prorated for any period which is less than a calendar month, if applicable).  Tenant may request in writing from Landlord the amount of the Tenant Improvement costs at any time on or after the sixtieth (60th) day of the Term.

28.07       Moving Allowance.  In addition to the Tenant Improvements, Landlord shall provide an allowance of up to Three Dollars ($3.00) per rentable square foot of space in the Premises (i.e., 11,141 rentable square feet multiplied by $3.00 = $33,423.00) (the “Moving Allowance”), to reimburse Tenant for Tenant’s reasonable, actual documented third party costs of relocating to the Premises as well as telephone and data cabling and wiring in the Premises (the “Moving Costs”) or upon the timely receipt of invoices for work which is done as part of the Moving Allowance, Tenant will submit receipts and invoices from third parties and any other evidence Landlord may reasonably request to justify such a disbursement, which will be paid directly to the third party from whom the invoice was generated, excluding any late fees which may be incurred due to Tenant’s failure to timely submit invoices to Landlord, which late fees, if any, shall be Tenant’s responsibility to pay and shall not be paid from the Moving Allowance.  Tenant shall not be entitled to such a reimbursement if Tenant is in Default under the Lease beyond the expiration of any applicable notice and cure period at the time of Tenant’s request for reimbursement under the Moving Allowance.  Tenant’s written request for reimbursement, or for Landlord’s payment directly to third parties, as the case may be, accompanied by invoices and such other documentation reasonably requested by Landlord of its eligible Moving Costs from the Moving Allowance must be submitted to Landlord prior to one hundred twenty (120) days following the Commencement Date, or Landlord sha ll have no further obligation to make such a reimbursement hereunder. Tenant’s Moving Costs in excess of the Moving Allowance shall paid by Tenant from another source of funds.  In the event Tenant’s Moving Costs are less than the Moving Allowance, the unused portion of the Moving Allowance shall not be paid or refunded to Tenant or available to Tenant as a credit against any of Tenant’s obligations under the Lease.

28.08       Tenant’s Signage.  Landlord shall provide and install, at Landlord’s sole cost and expense, the initial suite entry signage for the Premises at the main entrance for the Premises.  Such signage shall consist of Building standard materials and shall comply with current Building specifications. Any additional signage required by Tenant as well as any changes in the Building standard graphics at the door to the Premises following its initial installation by Landlord shall be subject to Landlord’s prior written approval and at Tenant's sole cost and expense.

[SIGNATURE PAGE TO FOLLOW]

Submission of this Lease for examination and signature by Tenant is not an offer to lease and does not create a reservation or option to lease.  This Lease will become effective and binding only upon full execution and delivery by both Tenant and Landlord.  THIS LEASE, WHETHER OR NOT EXECUTED BY TENANT, IS SUBJECT TO ACCEPTANCE BY LANDLORD, ACTING BY ITSELF OR BY ITS AGENT BY THE SIGNATURE ON THIS LEASE OF ITS SENIOR VICE PRESIDENT, ASSISTANT VICE PRESIDENT OR REGIONAL MANAGER AND DELIVERY OF AN ORIGINAL OF SUCH SIGNATURE TO TENANT.

Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

PS BUSINESS PARKS, L.P.,
a California limited partnership

By:		PS Business Parks, Inc.
Its:		General Partner

	By:	/s/ Eugene R. Uhlman
Eugene R. Uhlman
Regional Manager 12/23/10

TENANT:

MICROMET, INC.,
a Delaware corporation

By:		/s/ Matthias Alder

Name:		Matthias Alder

Title:		SVP, GC & Secretary

By:		/s/ Barclay A. Phillips

Name:		Barclay A. Phillips

Title:		SVP, CFO

Tax ID Number (SSN or FEIN):

EXHIBIT A-1

PREMISES

This Exhibit is attached to and made a part of the Lease by and between PS BUSINESS PARKS, L.P. (“Landlord”) and MICROMET, INC. (“Tenant”) for space in the Building located at 9201 Corporate Boulevard, Rockville, Maryland.

MICROMET PREMISES – 11,141 SQUARE FEET AT SUITE 400 AS SHOWN BELOW

A-1-1

EXHIBIT A-2

BUILDING, PROJECT AND PROPERTY

This Exhibit is attached to and made a part of the Lease by and between PS BUSINESS PARKS, L.P. (“Landlord”) and MICROMET, INC. (“Tenant”) for space in the Building located at 9201 Corporate Boulevard, Rockville, Maryland.

FIELDS ROAD
GARAGE
9231
9201
OMEGA DRIVE
CORPORATE
BOULEVARD
SHADY GROVE ROAD
HOTEL
9210
GARAGE
RESEARCH BOULEVARD
N

A-2-1

EXHIBIT A-3

EXPANSION SPACE

This Exhibit is attached to and made a part of the Lease by and between PS BUSINESS PARKS, L.P. (“Landlord”) and MICROMET, INC. (“Tenant”) for space in the Building located at 9201 Corporate Boulevard, Rockville, Maryland.

MICROMET PREMISES
SUITE 400
11,141 SF
400
11,141 RSF
470
4109 RSF
450
2194 RSF
460
2202 RSF
440
2419 RSF
420
2950 RSF
430
2750 RSF
EXPANSION SPACE
2,950 SF

JN+A

Revised 12/20/10
Copyright 2010

The Square Footages are estimates,
for planning purposes only.

4th Floor
Suite Numbering and Flexibility Study
9201 Corporate Blvd., Rockville, MD

Total: 27,765 RSF

PSBUSINESSPARKS

A-3-1

EXHIBIT B

TENANT IMPROVEMENT AGREEMENT

This Exhibit is attached to and made a part of the Lease by and between PS BUSINESS PARKS, L.P. (“Landlord”) and MICROMET, INC. (“Tenant”) for space in the Building located at 9201 Corporate Boulevard, Rockville, Maryland.

1.           Landlord shall construct the initial tenant improvements in the Premises pursuant to the approved space plan prepared by Jonathan Nehmer + Associates, Inc. dated December 20, 2010 and attached hereto as Schedule 1 (the “Space Plan”).  The improvements to be performed by Landlord in accordance with the Space Plan and the Plans (defined hereinafter) are hereinafter referred to as the “Tenant Improvements”.  It is agreed that the architectural services, all Building permits, and the construction of the Tenant Improvements will be completed at Landlord’s sole cost and expense (subject to the terms of this Section 1).  All construction materials used, other than the reuse of any existing materials on the 4th floor of the Building, shall be new and Building standard.  Landlord reserves the right to approve any space planner, architect or engineer if employed by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed.  Based on the approved Space Plan, Landlord shall prepare and submit to Tenant for approval detailed plans, specifications and working drawings (the "Plans") for the construction of the Tenant Improvements.   As used herein, the term "Tenant Improvements" shall include all non-base building work to be done in the Premises pursuant to the Plans, including, but not limited to: demolition work, partitioning, doors, ceiling, floor coverings, wall finish es (including paint and wall coverings), window coverings, electrical (excluding the cost of computer cabling, Tenant’s telephone system and wiring, and any other special electrical or wiring dedicated to the Tenant’s operations or business), plumbing, heating, ventilating and air conditioning, fire protection, cabinets and other millwork.  Landlord shall submit the Plans to Tenant for approval within a reasonable period of time following the full execution of the Lease. Within ten (10) business days after receipt by Tenant of the Plans, Tenant (i) shall give its written approval with respect thereto, or (ii) shall notify Landlord in writing of its disapproval and state with specificity the grounds for such disapproval and the revisions or modifications necessary in order for Tenant to give its approval.  Within five (5) business days following Landlord's receipt of Tenant's disapproval, Landlord shall submit to Tenant for approval the requested revisions or modifications. 0; Within five (5) business days following receipt by Tenant of such revisions or modifications, Tenant shall give its written approval with respect thereto or shall request other revisions or modifications therein, and any time delay incurred in the approval of the Plans from the date of this second notice of disapproval shall constitute Tenant Delay (defined in Section 4 below), unless such further disapproval by Tenant results from Landlord’s failure to address previously requested revisions or modifications, if the same are commercially reasonable, comply with Law and meet the other requirements of this Exhibit B and Landlord has not notified Tenant of its disapproval of Tenant’s requested revisions or modifications and reasons therefor.

           Following final approval of the Plans by Landlord and Tenant, if Tenant shall request any revisions to the Plans, Tenant shall have such revisions prepared, subject to Landlord’s approval and at Tenant's sole cost and expense, plus any applicable state sales or use tax thereon, upon demand and any time delays incurred due to Tenant’s revisions shall be Tenant Delay (defined in Section 4 below).  Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost in the Tenant Improvements, if any, resulting from such revisions to the Plans.  Tenant, within two (2) business days, shall notify Landlord in writing whether it desires to proceed with such revisions.  In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested revision.  Tenant shall be responsible for any delay in completion of the Tenant Improvements resulting from any revision to the Plans after final approval.  If such revisions result in an increase in the cost of Tenant Improvements, such increased costs, plus any applicable state sales or use tax thereon, shall be payable by Tenant upon demand.  Notwithstanding anything herein to the contrary, all revisions to the Plans shall be subject to the approval of Landlord, not to be unreasonably withheld, conditioned or delayed.

2.           Landlord shall enter into a direct contract for the Tenant Improvements with a general contractor selected by Landlord.  In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Tenant Improvements.  The Tenant Improvements shall be constructed in a good and workmanlike manner and in compliance with all Laws in effect as of the Commencement Date.  Landlord's supervision or performance of any work for or on behalf of Tenant shall not be deemed a representation by Landlord that the improvements constructed in accordance with the Plans and any revisions thereto will be adequate for Tenant's use, it being agreed that Tenant shall be responsible for all elements of the design of the P lans and any changes thereto (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment).

3.           If any work is to be performed on the Premises by Tenant or Tenant’s contractor or agents, (a) such work shall proceed upon Landlord’s written approval of Tenant’s contractor, public liability and property damage insurance carried by Tenant’s contractor, and detailed plans and specifications for such work shall be at Tenant’s sole cost and expense, and shall further be subject to the provisions of Article 9 of the Lease, (b) all work by Tenant or Tenant’s contractor or agents shall be scheduled through Landlord, (c) Tenant or Tenant’s contractor or agents shall arrange for necessary utility, hoisting and elevator service with Landlord’s contractor and shall pay all charges for such services, and (d) all work shall be done in conformity with a valid building permit when required, a copy of which shall be furnished to Landlord before such work is commenced, and in any case, all such work shall be performed in accordance with all applicable Laws.  Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Tenant’s failure to comply with all applicable Laws.  Tenant’s entry to the Premises for any purpose, including, without limitation, inspection or performance of construction by Tenant’s contractor or agents shall be subject to the terms of Section 1.03 of the Lease.  Tenant shall promptly reimburse Landlord upon demand for any reasonable expense actually incurred by the Landlord by reason of faulty work done by Tenant or its contractors or by reason of any delays caused by such work, or by reason of inadequate clean-up.

4.            Landlord shall deliver the Premises to Tenant with the Tenant Improvements Substantially Complete.  The Tenant Improvements shall be deemed to be “Substantially Complete” on the date that (i) all Tenant Improvements have been performed, other than any details of construction, mechanical adjustment or any other similar matter, the non-completion of which does not materially interfere with Tenant’s use of the Premises, and (ii) a final building approval from Montgomery County; provided, however, if Landlord is delayed in obtaining governmental approval of the Premises and the Tenant Improvements because Tenant has not installed its systems furniture or because of any other act or omissio n which is within the control of Tenant, then any such failure on the part of Tenant shall be considered to be a Tenant Delay (defined hereinafter) for purposes of this Work Letter Agreement.  No delay in the installation of Tenant’s furniture, fixtures and equipment (including Tenant’s cabling and wiring), shall delay the Commencement Date or the determination of Substantial Completion.   However, the parties hereby agree that if Landlord is delayed in the performance of the Tenant Improvements as a result of any act or omission of Tenant or any Tenant Entity (a “Tenant Delay”), including without limitation a delay as a result of (a) Tenant’s failure to agree to plans and specifications and/or construction cost estimates or bids within the time frames specified above (or, if no time frame is specified, then within three (3) business days), (b) Tenant’s request for materials, finishes or insta llations with long lead times (provided that Landlord has provided Tenant with notice of any such long-lead times), (c) Tenant’s change in any plans or specifications after final approval, or (d) performance or completion by a party employed by Tenant, then the Tenant Improvements shall be deemed to be Substantially Complete on the date that Landlord could reasonably have been expected to Substantially Complete the Tenant Improvements absent any Tenant Delay and such date shall be deemed to be the actual Commencement Date of the Lease.  Landlord shall keep Tenant apprised of the course of construction and shall provide Tenant with ten (10) days prior written notice of the estimate date of Substantial Completion.

5.           Landlord shall pass on to Tenant the benefit of any contractor’s or manufacturer’s warranties given to Landlord in connection with the Tenant Improvements.  In addition, Landlord shall warrant the Tenant Improvements (the “Construction Warranty”) for a period of one (1) year following the Commencement Date (the “Warranty Period”).  If any portion of the Tenant Improvements is found to be defective or deficient during the Warranty Period, Tenant shall notify Landlord in writing regarding such defective or deficient item and Landlord shall, at Landlord’s sole cost and expense, repair or replace such item; provided, any such obligation of Landlord to warranty the Tenant Improvements may be satisfied by warranti es received from manufacturers or contractors, if any, and provided further, that if the repair or replacement is necessitated by the act or omission of Tenant, then Tenant shall bear the cost of such repair or replacement.  From and after the expiration of the Warranty Period, Tenant shall be obligated to repair, replace and maintain the Tenant Improvements as required by the Lease.

6.           Subject to Landlord completion of the Tenant Improvements in accordance with this Exhibit B, Tenant accepts the Premises in its “as-is” condition and acknowledges that Landlord has no obligation to make any changes or improvements to the Premises or to pay any costs expended or to be expended in connection with any such changes or improvements, other than the Tenant Improvements specified in Section 1 of this Exhibit B and Landlord’s ongoing repair and maintenance obligation expressly provided in the Lease and the Construction Warranty during the Warranty Period.

7.           This Exhibit B shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.  Tenant shall not perform any work in the Premises (including, without limitation, cabling, wiring, fixturization, painting, carpeting, replacements or repairs) except in accordance with Article 9 of the Lease.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SCHEDULE 1 TO EXHIBIT B

APPROVED PLANS

4th FLOOR, SUITE 400

micromet

PROGRAM 11,141 RSF

28 OFFICES
24 WORKSPACES

1 RECEPTION AREA
1 BOARD ROOM
1 MEDIUM CONFERENCE ROOM
1 SMALL CONFERENCE ROOM
1 LUNCH ROOM
1 COPY ROOM
1 SECURE STORAGE FILE ROOM
1 SERVER ROOM
SHOWER

OFFICE 8
OFFICE 9
OFFICE 10
OFFICE 11
OFFICE 12
OFFICE 13
OFFICE 14
COPY
OFFICE 15
OFFICE 16
OFFICE 17
OFFICE 18
OFFICE 19
OFFICE 20
OFFICE 21
OFFICE 22
OFFICE 23
OFFICE 24
OFFICE 25
OFFICE 7
OFFICE 6
OFFICE 5
OFFICE 4
OFFICE 3
OFFICE 2
OFFICE 1
OFFICE 26
WORKSPACE
LUNCH ROOM
MEDIUM CONFERENCE ROOM
LARGE CONFERENCE ROOM
RECEPTION
CLOSET
SHOWER
SERVER
FILE
IT OFFICE
SMALL CONF. ROOM

MICROMET
9201 Corporate Boulevard
Rockville, Maryland 20850
December 20, 2010

PSBUSINESSPARKS
REGIONAL OFFICE
7529 Standish Place, Suite 115
Rockville, Maryland 20855
Phone (301) 340-0901
Leasing: Chris Auth

JN+A
JONATHAN NEHMER + ASSOCIATES, INC.
ARCHITECTURE
INTERIOR DESIGN
PROJECT MANAGEMENT

EXHIBIT C

RULES AND REGULATIONS

This Exhibit is attached to and made a part of the Lease by and between PS BUSINESS PARKS, L.P. (“Landlord”) and MICROMET, INC. (“Tenant”) for space in the Building located at 9201 Corporate Boulevard, Rockville, Maryland.

Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and the Project and for the preservation of good order therein.  Tenant agrees to abide by all such Rules and Regulations herein stated and any additional rules and regulations which are adopted of which Tenant has prior written notice.  In the event of any conflict between the Rules and Regulations and the terms and provisions of the Lease, the terms and provisions of the Lease shall prevail.

1.
Driveways, sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises.  The driveways, sidewalks, halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building, the Property and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of such tenant’s business unless such persons are engaged in illegal activities.  No tenant, and no employees or invitees of any tenant, shall go upon the roof of any Building, except as authorized by Landlord.

2.
No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord.  All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building. Landlord shall have the right to remove any such sign, placard, banner, picture, name, advertisement, or notice without notice to and at the expense of Tenant, which were installed or displayed in violation of this rule.  All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or vendor approved by Landlord and shall be removed by Tenant at the time of vacancy at Tenant’s expense. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel without Landlord’s prior approval.

3.
The directory of the Building or Property, if any, will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to charge for the use thereof and to exclude any other names therefrom.

4.
No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on the Premises without the prior written consent of Landlord.  In any event with the prior written consent of Landlord, all such items shall be installed inboard of Landlord’s standard window covering and shall in no way be visible from the exterior of the Building.  All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent or of a quality, type, design, and bulb color approved by Landlord.  No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building.  No articles shall be placed against glass partitions or doors which Landlord considers unsightly from outside Tenant ’s Premises.

5.
Each tenant shall be responsible for all persons for whom it allows to enter the Building or the Property and shall be liable to Landlord for all acts of such persons, subject to the provisions of the Lease. Landlord and its agents shall not be liable for damages for any error concerning the admission to, or exclusion from, the Building or the Property of any person.  During the continuance of any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord’s opinion, Landlord reserves the right (but shall not be obligated) to prevent access to the Building and the Property during the continuance of that event by any means it considers appropriate for the safety of tenants and protection of the Building, property in the Building and the Property.

6.
Tenant shall not alter any lock or access device or install a new or additional lock or access device or bolt on any door of its Premises, without the prior written consent of Landlord.  If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock.  Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys for all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7.
The restrooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them.  The expense of any breakage, stoppage, or damage resulting from violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused the breakage, stoppage, or damage.

8.
Tenant shall not use or keep in or on the Premises, the Building or the Property any kerosene, gasoline, or inflammable or combustible fluid or material except in strict accordance with the terms of the Lease.  Tenant shall not use, keep or permit to be used or kept in its Premises any foul or noxious gas or substance.  Tenant shall not allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein. No animals, except those assisting handicapped persons, shall be brought onto the Property or kept in or about the Premises.

9.
Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on the Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, or the business of a public barber shop, beauty parlor, nor shall the Premises be used for any illegal, improper, immoral or objectionable purpose, or any business or activity other than that specifically provided for in such Tenant’s Lease.  Tenant shall not accept hairstyling, barbering, shoeshine, nail, massage or similar services in the Premises or common areas except as authorized by Landlord.

10.
If Tenant requires telegraphic, telephonic, telecommunications, data processing, burglar alarm or similar services, it shall first obtain, and comply with, Landlord’s instructions in their installation.  The cost of purchasing, installation and maintenance of such services shall be borne solely by Tenant.  Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed.  No boring or cutting for wires will be allowed without the prior written consent of Landlord.  The location of burglar alarms, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

11.
Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or any other device on the exterior walls or the roof of the Building, without Landlord’s consent.  Tenant shall not interfere with radio or television broadcasting or reception from or in the Building, the Property or elsewhere.

12.
Tenant shall not lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its Premises in any manner except as approved in writing by Landlord.  Tenant shall not place a load upon any floor of its Premises which exceeds the load per square foot which such floor was designed to carry or which is allowed by law.

13.
Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees and invitees. Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

14.
Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.  The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord.  Tenant shall not furnish cooling or heating to the Prem ises, including, without limitation, the use of electric or gas heating devices, without Landlord’s prior written consent.  Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

15.
Each tenant shall store all its trash and garbage within the interior of the Premises or as otherwise directed by Landlord from time to time.  Tenant shall not place in the trash boxes or receptacles any personal trash or any material that may not or cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city, without violation of any law or ordinance governing such disposal.

16.
Canvassing, soliciting, distribution of handbills or any other written material and peddling in the Building and the Property are prohibited and each tenant shall cooperate to prevent the same.  No tenant shall make room-to-room solicitation of business from other tenants in the Building or the Property, without the written consent of Landlord.

17.
Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building and the Property.  Without the prior written consent of Landlord, Tenant shall not use the name of the Building, Project or the Property or any photograph or other likeness of the Building, Project or the Property in connection with, or in promoting or advertising, Tenant’s business except that Tenant may include the Building’s, Project’s or Property’s name in Tenant’s address.

18.
Landlord may from time to time adopt systems and procedures for the security and safety of the Building and Property, its occupants, entry, use and contents.  Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by any governmental agency.  Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

19.
No Tenant is allowed to unload, unpack, pack or in any way manipulate any products, materials or goods in the common areas of the Property including the parking and driveway areas of the Property.  Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours reasonably designated by Landlord.  Tenant shall obtain Landlord’s prior approval by providing a detailed listing of the activity, which approval shall not be unreasonably withheld.  If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner required by Landlord.  Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity.  If eq uipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage, loss or injury.  Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

20.
Smoking of any kind is strictly prohibited, at all times, at any location on the Property, except in the designated smoking area which is located at the OUTSIDE PERIMETER OF THE BUILDING ONLY.  Landlord may relocate the designated smoking area at its sole discretion, at any time during the Term of this Lease.

Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations and the Parking Rules and Regulations set forth below by Tenant’s employees, agents, clients, customers, invitees and guests. These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Property. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

PARKING RULES AND REGULATIONS

1.	Cars must be parked entirely within painted stall lines.

2.	All directional signs and arrows must be observed.

3.	All posted speed limits for the parking areas shall be observed. If no speed limit is posted for an area, the speed limit shall be five (5) miles per hour.

4.	Parking is prohibited:

(a)	in areas not striped for parking;
(b)	in aisles;
(c)	where “no parking” signs are posted;
(d)	on ramps;
(e)	in cross hatched areas; and
(f)	in such other areas as may be designated by Landlord.

5.	Handicap and visitor stalls shall be used only by handicapped persons or visitors, as applicable.

6.
Parking stickers or any other device or form of identification supplied by Landlord from time to time (if any) shall remain the property of Landlord.  Such parking identification device must be displayed as requested and may not be mutilated in any manner.  The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device may not be obliterated. Devices are not transferable and any device in possession of any unauthorized holder will be void.  There will be a replacement charge payable by the parker and such parker’s appropriate tenant equal to the amount posted from time to time by Landlord for loss of any magnetic parking card or any parking sticker.

7.	Every parker is required to park and lock his or her own car. All responsibility for damage to cars or persons is assumed by the parker.

8.
Loss or theft of parking identification devices must be reported to Landlord, and a report of such loss or theft must be filed by the parker at that time. Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen devices found by the parker must be reported to Landlord immediately to avoid confusion.

9.
Parking spaces are for the express purpose of parking one automobile per space.  Washing, waxing, cleaning, or servicing of any vehicle by the parker and/or such person’s agents is prohibited.  The parking areas shall not be used for overnight or other storage for vehicles of any type.

10.
Landlord reserves the right to refuse the issuance of parking identification or access devices to any tenant and/or such tenant’s employees, agents, visitors or representatives who willfully refuse to comply with the Parking Rules and Regulations and/or all applicable governmental ordinances, laws, or agreements.

11.	Tenant shall acquaint its employees, agents, visitors or representatives with the Parking Rules and Regulations, as they may be in effect from time to time.

12.	[Intentionally omitted]

13.	[Intentionally omitted]

14.
Vehicles parked in public parking areas will be no larger than full-sized passenger automobiles or standard pick-up trucks.  Landlord reserves the right, without notice to Tenant, to tow away at Tenant’s sole cost and expense any vehicles parked in any parking area for any continuous period of 24 hours or more, or earlier if Landlord, in its sole discretion, determines such parking to be a hazard or inconvenience to other tenants or Landlord, or violates any rules or regulations or posted notices related to parking.  Landlord shall not be responsible for enforcing Tenant’s parking rights against third parties.  From time to time, Landlord reserves the right, upon written notice to Tenant, to change the location, the availability and nature of parking spaces, establish reasonable time limits on parking, and, on an equitable basis, to assign specific spaces with or without charge to Tenant as Additional Rent.

15.	Tenant shall at all times comply with all applicable Laws (as defined in the Lease) respecting the use of the parking facility serving the Building.

16.
LANDLORD SHALL NOT BE LIABLE FOR ANY LOSS, INJURY OR DAMAGE TO PERSONS USING THE PARKING FACILITY OR AUTOMOBILES OR OTHER PROPERTY THEREIN, IT BEING AGREED THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, THE USE OF THE SPACES SHALL BE AT THE SOLE RISK OF TENANT AND ITS EMPLOYEES.  WITHOUT LIMITING THE FOREGOING, TENANT HEREBY VOLUNTARILY RELEASES, DISCHARGES, WAIVES AND RELINQUISHES ANY AND ALL ACTIONS OR CAUSES OF ACTION FOR PERSONAL INJURY OR PROPERTY DAMAGE OCCURRING TO TENANT ARISING AS A RESULT OF PARKING IN THE PARKING FACILITY, OR ANY ACTIVITIES INCIDENTAL THERETO, WHEREVER OR HOWEVER THE SAME MAY OCCUR, AND FURTHER AGREES THAT TENANT WILL NOT PROSECUTE ANY CLAIM FOR PERSONAL INJURY OR PROPERTY DAMAGE AGAINST LANDLORD OR ANY OF THE LANDLORD RELATED PARTIES FOR ANY SAID CAUSES OF ACTION.  IN ALL EVENTS, TENANT AGREES TO LOOK FIRST TO ITS INSURANCE CARRIER AND TO REQUIRE THAT TENANT'S EMPLOYEES LOOK FIRST TO THEIR RESPECTIVE INSURANCE CARRIERS FOR PAYMENT OF ANY LOSSES SUSTAINED IN CONNECTION WITH ANY USE OF THE PARKING FACILITY.  TENANT HEREBY WAIVES ON BEHALF OF ITS INSURANCE CARRIERS ALL RIGHTS OF SUBROGATION AGAINST LANDLORD OR LANDLORD RELATED PARTIES.

17.	Landlord hereby reserves the right to enter into a management agreement or lease with another entity for the operation of the Parking Facility (“Operator”).

18.
If Tenant defaults with respect to the same term or condition under these Parking Rules and Regulations more than 3 times during any 12 month period, and Landlord notifies Tenant thereof in writing promptly after each such default, the next default of such term or condition during the succeeding 12 month period, shall, at Landlord's election, constitute an incurable default.  Such cancellation right shall be cumulative and in addition to any other rights or remedies available to Landlord at law or equity, or provided under the Lease (all of which rights and remedies under the Lease are hereby incorporated herein, as though fully set forth).  Any default by Tenant under these Parking Rules and Regulations shall be a default under the Lease, subject to the notice and cure periods set forth therein.

EXHIBIT D

OPERATING EXPENSES

This Exhibit is attached to and made a part of the Lease by and between PS BUSINESS PARKS, L.P. (“Landlord”) and MICROMET, INC. (“Tenant”) for space in the Building located at 9201 Corporate Boulevard, Rockville, Maryland.

1.           Operating Expenses.  Throughout the Term, Tenant shall pay, as Additional Rent, Tenant’s Proportionate Share (of the Project, Property and/or Building, as designated from time to time by Landlord) of the total amount, if any, by which Operating Expenses (defined below) for each calendar year during the Term exceed Operating Expenses for the Base Year (the “Expense Excess”), as determined in accordance with general accepted accounting principles (“GAAP”) consistently applied.  If Operating Expenses in any calendar year decrease below the amount of Operating Expenses for the Base Year, Tenant’s Proportiona te Share of Operating Expenses shall be $0.

1.01           “Operating Expenses” as used in the Lease shall include all costs and expenses related to the ownership, management, operation, maintenance, replacement, improvement and repair of the Premises, Building, Project and/or Property, or any part thereof, incurred by Landlord including but not limited to:  (a) Property supplies, materials, labor, equipment, and tools; (b) Utility and Service Costs (as further described in Section 1.03 below), security, janitorial, trash removal, and all applicable service and maintenance agreements; (c) Property related legal, accounting, and consulting fees, costs and expenses, including but not limited to the cost of contests of Real Property Taxes; (as furthe r described in Section 1.02 below); (d) Insurance Premiums for all policies deemed necessary by Landlord and/or its lenders, and all deductible amounts under such policies (as further described in Section 1.04 below); (e) costs and expenses of operating, maintaining, and repairing the Property, including but not limited to all interior areas and also driving, parking, loading, and other paved or unpaved areas (including but not limited to, resurfacing and striping and any snow and ice removal Landlord elects to conduct), landscaped areas (including but not limited to, tree trimming), building exteriors (including but not limited to, painting and roof work), signs and directories, and lighting; (f) capital improvements and replacements (including but not limited to, all financing costs and interest charges), subject to the exclusions and limitations set forth below; (g) compensation (including but not limited to, any payroll taxes, worker’s compensation for employees, and customary employee benefits) of all persons, including independent contractors, who perform duties, or render services on behalf of, or in connection with the Property, or any part thereof, including but not limited to, Property operations, maintenance, repair, and rehabilitation; (h) Property management fees (not to exceed 5% of gross revenues collected annually) and the cost of providing space used by the Property manager; and (i) Real Property Taxes.

Operating Expenses shall exclude the following:

(i)	Any ground lease rental;

(ii)
Costs of capital improvements, replacements or equipment and any depreciation or amortization expenses thereon, except to the extent (A) reasonably intended to produce a reduction in Operating Expenses, or (B) required by any Laws first taking effect or becoming applicable to the Premises after the Commencement Date (including but not limited to, all financing costs and interest charges in connection with such capital improvements, replacements or equipment described in (A) and (B) hereinbefore).  If the cost incurred in making an improvement or replacing any equipment is not fully deductible as an expense in the year incurred in accordance with generally accepted accounting principles, the cost shall be amortized over the useful life of the improvement or equipment, as reasonably determined by Landlord, together with an interest factor not to exceed ten percent (10%) per annum on the unamortized cost of such item;

(iii)
Rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a capital improvement excluded in clause (ii) above;

(iv)
Costs incurred by Landlord for the maintenance of, or the repair of damage to, the Building, Project and/or Property, to the extent that Landlord is reimbursed by insurance proceeds or directly by tenants;

(v)
Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant or other occupant improvements made for tenants or other occupants in the Building, the Project and/or the Property or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for or the premises of other tenants or other occupants of the Building;

(vi)
Marketing costs (including without limitation, advertising for retail promotions), including leasing commissions, attorneys’ fees in connection with the negotiation and preparation or enforcement of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building, Project or the Property;

(vii)	Costs incurred by Landlord due to the violation by Landlord of the terms and conditions of any lease of space in the Building or the Project;

(viii)
Except for interest permitted for capital improvements pursuant to the second paragraph of this Section 1.01 above, interest, principal, points and fees on debt or amortization payments on any mortgage or deed of trust or any other debt instrument encumbering the Building, Project or Property or the land on which the Building or Project is situated;

(ix)
Except for making repairs or keeping permanent systems in operation while repairs are being made, rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature;

(x)	Advertising and promotional expenditures (except for retail property promotions);

(xi)	Costs incurred in connection with upgrading the Building, Project or Property to comply with disability, life, fire and safety codes in effect prior to the date of the Lease;

(xii)	Interest, fines or penalties incurred as a result of Landlord’s failure to make payments when due;

(xiii)	Costs arising from Landlord’s charitable or political contributions;

(xiv)	The depreciation of the Building and other real property structures on the Property;

(xv)	Landlord’s general corporate overhead and general administrative expenses not related to the operation of the Building or the Project;

(xvi)	Any bad debt loss, rent loss or reserves for bad debts or rent loss, or reserves for equipment or capital replacement.

(xvii)
Any costs incurred to contain, abate, remove or otherwise clean up the Building or the Project required as a result of the presence of Hazardous Materials in, about or below the Building or the Project to the extent caused by Landlord or another tenant;

(xviii)	Any costs incurred to correct violations by Landlord of any law, rule, order or regulation which was in effect as of the Commencement Date;

(xix)
Any costs of electricity outside normal business hours sold to tenants of the Project by Landlord or any other special service or benefit to the tenants or service or benefit in excess of that furnished to Tenant whether or not Landlord receives reimbursement from such tenants as an additional charge;

(xx)	Any expenses paid by any tenant directly to third parties, or as to which Landlord is otherwise reimbursed by any tenant, third party or by insurance proceeds;

(xxi)
Salaries, wages and benefits of any employee above the level of senior regional manager; or any salary, wages, or other compensation or benefits for off-site employees applicable to the time spent working at other buildings, other than the Building manager (provided that with respect to each employee that services the Building and other buildings, a pro rata portion of such employee's salary shall be included in Operating Expenses);

(xxii)
Any amounts which would otherwise be included in Operating Expenses paid to any person, firm or corporation related or otherwise affiliated with Landlord or any general partner, officer or director of Landlord or any of its general partners, to the extent same exceeds arms-length competitive prices paid in the North Rockville, Maryland area for the services or goods provided (i.e., that portion of the costs and expenses for such services that exceed the competitive rate shall not be included in Operating Expenses); provided, however, that a management fee of five percent (5%) of gross revenues collected annually shall be deemed not to exceed the competitive rate.

1.02         “Real Property Taxes” shall include any fee, license fee, tax, levy, charge, or assessment (hereinafter individually and/or collectively referred to as “Tax”) imposed by any authority having the direct or indirect power to tax and where such Tax is imposed against the Property, or any part thereof, or Landlord in connection with its ownership or operation of the Property, including but not limited to: (a) any Tax on rent or Tax against Landlord’s business of leasing the Property; (b) any Tax by any authority for services or maintenance provided to the Property, or any part thereof, including but not limited to, fire protection, streets, s idewalks, and utilities; (c) any Tax on real estate or personal property levied with respect to the Property, or any part thereof, and any fixtures and equipment and other property used in connection with the Property; (d) any Tax based upon a reassessment of the Property due to a change in ownership or transfer of all or part of Landlord’s interest in the Property; and, (e) any Tax replacing, substituting for, or in addition to any Tax previously included in this definition.  Real Property Taxes shall not include income, recordation, transfer, franchise, corporation (if based on net income of Landlord as opposed to gross receipts or gross income), inheritance and gift taxes.

1.03         “Utility and Service Costs” shall include all Landlord incurred utility and service costs and expenses, including, but not limited to, costs related to water and plumbing, electricity, gas, lighting, steam, sewer, waste disposal, and HVAC, and all costs related to plumbing, mechanical, electrical, elevator, HVAC, and other systems.

1.04         “Insurance Premiums” shall include all insurance premiums for all insurance policies maintained by Landlord from time to time related to the Property.

1.05         Tenant’s estimated payments of Expense Excess shall be made monthly on or before the first day of each calendar month during the Term, each in the amount of Landlord’s then current estimate as outlined below.  Tenant’s Proportionate Share of Expense Excess will be prorated for partial months.  All Operating Expenses will be adjusted to reflect 100% occupancy during any calendar year in which the Project is not fully occupied.  If Operating Expenses for a calendar year are determined as provided in the immediately preceding sentence, Operating Expenses for the Base Year shall also be determined in such a manner.

1.06         Tenant’s Proportionate Share of Expense Excess shall be determined and paid as follows:

a.
Tenant’s Expense Excess estimates:  As soon as is practical following the end of each calendar year, Landlord will provide Tenant with a determination of:  (a) Tenant’s annual share of estimated Expense Excess for the then current calendar year; (b) Tenant’s monthly Expense Excess estimate for the then current year; and, (c) Tenant’s retroactive estimate correction billing (for the period of January 1st through the date immediately prior to the commencement date of Tenant’s new monthly Expense Excess estimate) for the difference between Tenant’s new and previously billed monthly Expense Excess estimates for the then current year.

b.
Tenant’s Proportionate Share of actual annual Expense Excess:  Each year, Landlord will provide Tenant with a determination reflecting the total Operating Expenses and Expense Excess for the previous calendar year.  If Tenant’s estimated Expense Excess billed for the previous calendar year is less than Tenant’s Proportionate Share of the actual Expense Excess for the prior calendar year, Tenant shall pay to Landlord the difference due on or before the due date provided in Landlord’s invoice to Tenant.  If Tenant has paid more than its Proportionate Share of Expense Excess for the preceding calendar year, Landlord will credit the overpayment toward Tenant’s future Operating Expense obligations.  Monthly Expense Excess estimates are due on the 1st of each month and shall commence in the month specified by Landlord.  Tenant’s retroactive estimate correction, and actual annual Expense Excess charges, if any, shall be due, in full, on the date(s) specified by Landlord.

1.07        Notwithstanding the foregoing, for purposes of computing Tenant's Proportionate Share of Operating Expenses, the Controllable Expenses (hereinafter defined) shall not increase by more than six percent (6%) per calendar year over the course of the Term.  In other words, Controllable Expenses for the second Lease year of the Term shall not exceed one hundred six percent (106%) of the Controllable Expenses for the first Lease Year of the Term.  Controllable Expenses for the third Lease Year of the Term shall not exceed one hundred six percent (106%) of the limit on Controllable Expenses for the second Lease Year of the Term, etc.  By way of illustration, if Controllable Expenses were $10.00 per rentable square foot for the first Lease year of the Term, then Controllable Expenses for the second Lease year shall not exceed $10.60 per rentable square foot, and Controllable Expenses for the third Lease year of the term shall not exceed $11.24 per rentable square foot (whether or not actual Controllable Expenses were less than, equaled or exceeded the limit on Controllable Expenses the prior year).  "Controllable Expenses" shall mean all Operating Expenses exclusive of the cost of insurance, utilities, Real Property Taxes, capital improvements and the cost of snow removal, refuse removal, costs associated with hurricane and/or other natural disasters clean up, and lawn maintenance.

2.           Unless Landlord otherwise elects, Tenant shall pay each Expense Excess in accordance with Tenant’s Proportionate Share of the Building or Tenant’s Proportionate Share of the Project or the Property, whichever is designated by Landlord and calculated in accordance with GAAP.  Landlord shall have the right to make allocations (“Allocations”) to Tenant of any one or more Operating Expenses on a different basis, provided, any such Allocations shall be made in a manner consistent with industry standards for other similar buildings located in the North Rockville area.  Landlord shall have the right to make any such Allocations in any manner which Landlord deems reasonable (inc luding use of estimates supported by reasonable documentation if requested in writing by Tenant).  For example, if Landlord deems it reasonable to do so, Landlord shall have the right to elect at any time and from time to time (a) to make any Allocation of one or more Operating Expenses based upon Tenant’s Proportionate Share of the Building and to make other Allocations on Tenant’s Proportionate Share of the Project or the Property, (b) to make Allocations of certain Operating Expense items among less than all of the tenants and/or other than based upon the respective square footages of the tenants, (c) to make different Allocations for different Operating Expenses, and/or (d) to alter an Allocation or the method of determining an Allocation from time to time. In no event shall Landlord be liable to Tenant based upon any incorrect or disputed Allocation nor shall Tenant have any right to terminate the Lease by reason of any such Allocation.

3.      Tenant, within Five Hundred Forty-Five (545) days after receiving Landlord’s determination of Operating Expenses, may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Operating Expenses (including Real Property Taxes) for the calendar year to which the statement applies.  Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review.  If any records are maintained at a location other than the management office for the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records.  If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the state where the Property is located.  Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit.  Within 180 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of Operating Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the 180-day period or fails to provide Landlord with a Review Notice within the 545-day period described above, Tenant shall be deemed to have approved Landlord’s determination of Operating Expenses and shall be barred from raising any claims regarding Operating Expenses for that year.  Tenant s hall have a one time right to audit the Base Year.  If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Objection Notice.  If Landlord and Tenant determine that Operating Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Tenant’s Proportionate Share of Operating Expenses in the amount of the overpayment by Tenant.  Likewise, if Landlord and Tenant determine that Operating Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days.  The records obtained by Tenant shall be treated as confidential.  Before conducting any audit, Tenant must pay the full amount of Operating Expenses billed.  In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Operating Expenses if Tenant is in Default under the Lease.  Any such audit conducted pursuant to this Section shall be conducted at Tenant’s sole cost and expense, unless such audit determines that an error has been made in Landlord’s determination and calculation of Operating Expenses which results in an adjustment to the amounts determined and calculated by Landlord in the amount of 7% or more, in which case Landlord shall pay for the commercially reasonable fees and expenses of Tenant’s accounting firm, provided such fees shall not exceed the total amount of Landlord’s refund to Tenant in connection with any adjustment made pursuant to this Section, but if such adjustment is less than 7%, Tenant shall pay for such fees and expenses.

EXHIBIT E

JANITORIAL SPECIFICATIONS

This Exhibit is attached to and made a part of the Lease by and between PS BUSINESS PARKS, L.P. (“Landlord”) and MICROMET, INC. (“Tenant”) for space in the Building located at 9201 Corporate Boulevard, Rockville, Maryland.

Location	TASK	DAILY	WEEKLY	MONTHLY	QTRLY	2 X YEAR	YEARLY
Entrance & Main Lobby	Vacuum and spot clean area rugs & carpet	X					
	Dust mop with untreated mop and wet mop to remove spots and spillage from all hard surfaces	X					
	Clean service lobby and vestibule	X					
	Remove trash and wash ashtray urns	X					
	Wash all entrance glass, door frames, and thresholds, polish all brass or other necessary surfaces.	X					
	Wash directory to remove fingerprints, smudges, and spillage	X					
	Wipe down interior elevator walls spot clean elevator carpet/tile	X					
	Damp mop all hard surfaces using proper product for hard surface cleaning to avoid streaking, scratching and skidding		X				
	Dust furniture, blinds, counters and table tops		X				
	Pile-loft, rotary shampoo, and steam extract elevator lobbies, corridor carpets, and main lobby entrance				X		
	Machine scrub, mop and refinish vinyl floors in common areas and stairwells				X		
	Dust and wash air conditioning supply and exhaust outlet in elevator lobbies					X	
Common Areas-Lobbies & Halls	Clean and polish elevator doors, call buttons, and bright work	X					
	Empty, wipe and clean all ashtrays	X					
	Vacuum and spot-clean carpets to remove spots with proper solution	X					
	Clean and saitize drinking fountains	X					
	Keep janitor closets clean and orderly	X					
	Dust and spo-clean baseboards		X				
	Wash and disinfect trash collecting containers		X				
	Pile-loft, rotary shampoo, and steam extract common corridor carpets, and main lobby entrance				X		
	Clean air supply grills in lobbies				X		
	Dust fire extinguisher cabinets (interior)				X		
	Wash vinyl baseboards					X	
	Wash vinyl walls					X	
Elevators	Vacuum and spot-clean elevator cab carpets	X					
	Clean and polish doors inside and outside	X					
	Vacuum, clean and polish door tracks, thresholds, and push buttons in cab and in corridor and all metal bright work	X					

Location	TASK	DAILY	WEEKLY	MONTHLY	QTRLY	2 X YEAR	YEARLY
	Clean and polish elevator cab walls and use Windex or equal on mirror glass wall	X					
	Remove all unauthorized marks and writing from the side of elevator cabs (if of nature requiring other treatment, advise supervisor)	X					
	Report all mechanical deficiencies or damage to supervisor	X					
	Dust elevator ceiling lenses		X				
	Pile-lift rotary shampoo and steam extract elevator cab carpets				X		
	Completely strip, wash and repolish elevator cab walls, doors, tracts and push buttons				X		
Stairways	Police stairways to remove debris, gum, and foreign matter (sweep and spot-mop if necessary)	X					
	Report all mechanical deficiencies or damage to supervisor	X					
	Sweep stairways	X					
	Wipe all ledges and hand rails of dust in stairways	X					
	Wipe and clean exit lights				X		
	Police and clean light fixtures				X		
Office Areas	Empty ashtrays and damp-wipe clean; screen all sand urns	X					
	Empty all waste containers and transport trash to collection areas. Care must be exercised in noting item containers that obviously are not trash and to throw away stacks or other bundles only that are marked as trash. Wet-wipe waste-baskets especially in kitchen areas (or provide liners)	X					
	Wash, clean and sanitize all water fountains	X					
	Vacuum carpeted floor surfaces in traffic areas and pick up all trash items on floor	X					
	Clean tiles, floor, surfaces, with chemically treated dust mop and damp-mop spots and spillage	X					
	Remove spillage, fingerprints and smudges from walls, woodwork and light switch plates	X					
	Spot clean partition and all glass. Remove spillage, fingerprints and smudges	X					
	Remove all gum and foreign matter from floors, walls, partitions, etc.	X					
	Clean all sinks and countertops in kitchen areas, including PSBP Conference room	X					
	Remove dirt from upholstered furniture with lint brush or vacuum		X

E-1

E-2

EXHIBIT F

FORM OF LETTER OF CREDIT

BENEFICIARY:	APPLICANT:
PS BUSINESS PARKS, L.P. 7529 Standish Place, Suite 115 Rockville, Maryland 20855	Micromet, Inc. 9201 Corporate Boulevard, Suite 400 Rockville, Maryland 20850

GENTLEMEN:

WE HEREBY ISSUE OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR FOR THE ACCOUNT OF THE ABOVE REFERENCED APPLICANT IN THE AGGREGATE AMOUNT OF US$ 300,807.00 (THREE HUNDRED THOUSAND EIGHT HUNDRED SEVEN DOLLARS), WHICH IS AVAILABLE BY PAYMENT OF YOUR DRAFT(S), AT SIGHT, DRAWN ON OURSELVES, WHEN ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1.	A STATEMENT SIGNED BY AN AUTHORIZED REPRESENTATIVE OF PS BUSINESS PARKS, L.P. (HEREIN CALLED “THE LANDLORD”) STATING THAT:

THIS CERTIFIES THAT A DEFAULT EXISTS PURSUANT TO THAT CERTAIN DEED OF LEASE BETWEEN BENEFICIARY, AS LANDLORD AND APPLICANT, AS TENANT, AS AMENDED FROM TIME TO TIME.”

OR

APPLICANT HAS FAILED TO RENEW OR REPLACE THIS LETTER OF CREDIT THIRTY (30) DAYS BEFORE ITS CURRENT EXPIRATION DATE AND BENEFICIARY IS ACCORDINGLY ENTITLED TO DRAW UPON THIS LETTER OF CREDIT.”

2.	THE ORIGINAL OF THIS LETTER OF CREDIT.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT WRITTEN AMENDMENT FOR ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRY DATE UNLESS AT LEAST FORTY-FIVE (45) DAYS PRIOR TO SUCH EXPIRATION DATE, WE NOTIFY YOU IN WRITING AT THE ABOVE ADDRESS BY EXPRESS COURIER THAT WE ELECT NOT TO RENEW THIS LETTER OF CREDIT FOR ANY SUCH ADDITIONAL PERIOD(S).  UPON RECEIPT BY YOU OF SUCH NOTICE, YOU MAY DRAW HEREUNDER BY PRESENTATION OF YOUR DRAFT AT SIGHT ON US.

PARTIAL DRAWINGS ARE PERMITTED.

THIS LETTER OF CREDIT IS TRANSFERABLE IN FULL AND NOT IN PART.  ANY TRANSFER MADE HEREUNDER MUST CONFORM STRICTLY TO THE TERMS HEREOF AND TO THE CONDITIONS OF ARTICLE 38 OF THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (2007 REVISION) FIXED BY THE INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 600.  SHOULD YOU WISH TO EFFECT A TRANSFER UNDER THIS CREDIT, SUCH TRANSFER WILL BE SUBJECT TO THE RETURN TO US OF THE ORIGINAL CREDIT INSTRUMENT, ACCOMPANIED BY OUR FORM OF TRANSFER, PROPERLY COMPLETED AND SIGNED BY AN AUTHORIZED SIGNATORY OF YOUR FIRM, BEARING YOUR BANKERS STAMP AND SIGNATURE AUTHENTICATION AND PAYMENT OF OUR TRANSFER FEE. SUCH TRANSFER FORM IS AVAILABLE UPON REQUEST.

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THIS IRREVOCABLE LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING.  THIS UNDERTAKING SHALL NOT IN ANY WAY BE MODIFIED, AMENDED, AMPLIFIED OR INCORPORATED BY REFERENCE TO ANY DOCUMENT OR CONTRACT REFERRED TO HEREIN.

WE HEREBY AGREE WITH YOU THAT DRAFT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS CREDIT SHALL BE DULY HONORED IF PRESENTED TOGETHER WITH DOCUMENT(S) AS SPECIFIED ABOVE AND THE ORIGINAL OF THIS CREDIT, AT OUR OFFICE LOCATED AT 1 FLEET WAY, SCRANTON, PA 18507-1999, ATTN: GLOBAL TRADE OPERS. – STANDBY UNIT, ON OR BEFORE THE ABOVE STATED, EXPIRY DATE.  DRAFT(S) DRAWN UNDER THIS CREDIT MUST SPECIFICALLY REFERENCE OUR CREDIT NUMBER.  DRAFTS DRAWN IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT SHALL BE HONORED BY US WITHOUT INQUIRY AS OF THE TRUTH OF THE STATEMENTS SET FORTH IN THE DRAW REQUEST AND REGARDLESS OF WHETHER APPLICANT DISPUTES THE CONTENT, OR ACCURACY OF SUCH STATEMENTS.

PRESENTATION OF DRAFTS DRAWN HEREUNDER MAY BE ALSO BE MADE VIA FACSIMILE TO 800-755-8743 (IF PRESENTED BY FAX IT MUST BE FOLLOWED UP BY A PHONE CALL TO US AT 570-330-4135 OR 570-330-4374 TO CONFIRM RECEIPT). ANY SUCH FACSIMILE DOCUMENTATION SHALL PROMPTLY BE FOLLOWED BY ORIGINAL DOCUMENTATION BY NEXT DAY COURIER SERVICE.

WE HEREBY ENGAGE WITH YOU THAT DRAWINGS PRESENTED UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE DULY HONORED WITHIN TWO (2) BUSINESS DAYS AFTER OUR RECEIPT OF YOUR PRESENTATION OF THE CERTIFICATE AND ANY SUCH DOCUMENTS SPECIFIED HEREIN AT THE ABOVE ADDRESS.

EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, THIS CREDIT IS ISSUED SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, ESTABLISHED BY THE INTERANTIONAL CHAMBER OF COMMERCE, AS IN EFFECT ON THE DATE OF ISSUANCE OF THIS CREDIT.

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